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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LAREDO PETROLEUM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 28, 2018

To the Stockholders of Laredo Petroleum, Inc.:

        You are invited to attend our 2018 Annual Meeting of Stockholders, which will be held at the Bank of America Building, Lower Level, 15 West Sixth Street, Tulsa, Oklahoma 74119, on Thursday, May 17, 2018, at 9:00 a.m. Central Time (the "Annual Meeting").

        Details of the business to be conducted at the Annual Meeting are described in the attached Notice of 2018 Annual Meeting of Stockholders and Proxy Statement.

        We are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials ("Notice") instead of a paper copy of our Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2017, Proxy Statement and proxy card. We believe this process enables us to provide stockholders with the information needed in connection with our Annual Meeting in a timely manner, while saving costs and conserving resources. The Notice contains instructions on how to access these documents over the Internet, as well as instructions on how to request a paper copy of the materials, if desired. All stockholders who do not receive a Notice should receive a paper copy of the proxy materials by mail.

        Your vote is important, and we encourage you to vote whether or not you plan to attend the Annual Meeting. Please either vote by telephone or over the Internet or sign, date and return your proxy card, following the instructions on the Notice or proxy materials, so that your shares will be represented. If you are a stockholder of record and plan to attend the Annual Meeting, you may also vote in person.

        We look forward to seeing you at the Annual Meeting.

Sincerely,

Randy A. Foutch Chairman and Chief Executive Officer

LAREDO PETROLEUM, INC.
15 W. Sixth Street, Suite 900
Tulsa, Oklahoma 74119

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m. Central Time on Thursday, May 17, 2018.
PLACE	Bank of America Building, Lower Level, 15 West Sixth Street, Tulsa, Oklahoma 74119.
ITEMS OF BUSINESS
(1) To elect two Class II directors to our board of directors to hold office until the expiration of their three-year term in 2021 and thereafter until their respective successors are duly elected and qualified, and to elect one Class III director to our board of directors to hold office until the expiration of his one-year term in 2019.
(2) To ratify the appointment of Grant Thornton LLP as the Company's independent registered accounting firm.
(3) To hold an advisory vote approving the compensation of our named executive officers.
(4) To hold an advisory vote determining the frequency of future advisory votes on compensation of our named executive officers.
(5) To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
RECORD DATE	You can vote if, at the close of business on March 20, 2018, you were a holder of record of our common stock.
PROXY VOTING
All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by voting by telephone at 1-800-690-6903 or over the Internet at www.proxyvote.com (or if you received a paper copy of the proxy materials, by signing and returning the proxy card in the envelope provided).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2018

        The Company's Notice of Annual Meeting, Proxy Statement and our 2017 Annual Report, including the Form 10-K for the fiscal year ended December 31, 2017, are available over the Internet at http://materials.proxyvote.com/516806. Alternatively, if you received a paper copy of the proxy materials (which includes the proxy card), you may vote by signing and returning the proxy card in the envelope provided.

        This Notice, Proxy Statement and the proxy card/voting instruction card are first being sent or made available to stockholders on or about March 28, 2018.

March 28, 2018
Tulsa, Oklahoma

By Order of the Board of Directors, Kenneth E. Dornblaser Senior Vice President, General Counsel and Corporate Secretary

EXECUTIVE SUMMARY

        This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider and is not a form for voting. You should read the entire Proxy Statement carefully before voting.

General Information	Items to be Voted On

Meeting: Annual Meeting of Stockholders

Meeting Location: Bank of America Building, Lower Level, 15 West Sixth Street, Tulsa, Oklahoma 74119	Proposal	Board of Director Recommendations

Date: 9:00 a.m. Central Time on May 17, 2018 Record Date: March 20, 2018 Common Shares Outstanding as of Record Date: 241,159,073	No. 1: Election of two directors to a three-year term and one director to a one-year term	FOR

Stock Symbol: LPI Stock Exchange: NYSE Registrar & Transfer Agent: American Stock Transfer & Trust Company	No. 2: Ratification of appointment of independent public accounting firm	FOR

State and Year of Incorporation: Delaware (2011) Corporate Headquarters: 15 West Sixth Street, Suite 900 Tulsa, Oklahoma 74119	No. 3: Advisory vote to approve the compensation of named executive officers	FOR

Corporate website: www.laredopetro.com Investor Relations website: http:\\investor.laredopetro.com	No. 4: Advisory vote to determine the frequency of future advisory votes on compensation of named executive officers	ONE YEAR

Corporate Governance	Executive Compensation

Board Meetings in fiscal 2017: 7

Standing Board Committees (Meetings in fiscal 2017):

        •  Audit (8)
        •  Compensation (5)
        •  Nominating & Corporate Governance (4)

Separate Chairman and CEO: No

Lead Independent Director: Yes

Independent Directors Meet without Management: Yes

Staggered Board of Directors: Yes

Stockholder Rights Plan: No

Director and Officer Share Ownership Guidelines: Yes

Hedging and Short Sale Policy: Yes

CEO: Randy A. Foutch (age 66)

Fiscal 2017 CEO Pay Mix:

•

Salary earned: 12%

•

Short-term incentive cash bonus: 16%

•

Long-term incentive equity awards: 72%

Key Elements of our Executive Compensation Program:

•

Competitive salary rate

•

Short-term incentive cash bonus

•

Long-term incentive equity awards comprised of:

o

Performance units

o

Restricted stock

•

Other Benefit Plans and Programs such as a 401(k) Plan

Fiscal 2017 Highlights

          In 2017, despite continuing challenges in the energy industry, we successfully grew production as well as our reserves of oil, natural gas and natural gas liquids ("NGL"). Among our operational highlights that we believe positively impacted current and future growth in the value of the Company are the following:

• Produced a Company record 58,273 barrels of oil equivalent ("BOE") per day, resulting in production of 21.4 million BOE for the year and growth of approximately 17% from full-year 2016;
• Grew proved developed reserves organically by 36% in 2017;
• Generated drilling capital efficiency ("DCE") on a dollar-per-BOE basis of $8.06;
• Generated a return on average capital employed ("ROACE") on a three-year average of over 12%;
• Reduced unit lease operating expenses ("LOE") to $3.53 per BOE in full-year 2017, a reduction of approximately 15% from full-year 2016;
• Generated a drilling rate of return ("ROR") on 62 completed horizontal development wells of 33%;
• Converted all 31 proved undeveloped ("PUD") reserves locations booked at December 31, 2016 into proved producing locations in 2017;

  •  Reduced debt by $690 million to a total debt level of $800 million and net debt to 1.3 times annualized fourth quarter Adjusted EBITDA. See our Annual Report on Form 10-K for the year ended December 31, 2017 (the "2017 Annual Report") for further information and a reconciliation of Adjusted EBITDA to net income (loss);

  •  Recognized approximately $28 million of net cash benefits from Laredo Midstream Services, LLC, a Delaware limited liability company ("LMS"), field infrastructure investments through reduced capital and operating costs and increased revenue;

  •  Sold LMS' 49% interest in Medallion Gathering & Processing LLC ("Medallion"), which owns and operates more than 650 miles of pipeline in the Permian Basin ("Medallion-Midland Basin") for approximately $831 million in net proceeds, which is approximately three times our aggregate investment; and

  •  Received $16 million of net cash settlements on maturing and early terminated derivatives, net of premiums paid, increasing our average sales price for oil by $3.48 per barrel ("Bbl") and for natural gas by $0.06 per one thousand cubic feet ("Mcf") of natural gas compared to pre-hedged average sales prices.

LAREDO PETROLEUM, INC.
15 W. Sixth Street, Suite 900
Tulsa, Oklahoma 74119

PROXY STATEMENT
2018 ANNUAL MEETING OF STOCKHOLDERS

        The board of directors of Laredo Petroleum, Inc. (the "Company," "Laredo," "we," "us" or "our") requests your proxy for the 2018 Annual Meeting of Stockholders that will be held Thursday, May 17, 2018, at 9:00 a.m. Central Time, at the Bank of America Building, Lower Level, 15 West Sixth Street, Tulsa, Oklahoma 74119 (the "Annual Meeting"). By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

        In accordance with the rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), we are providing our stockholders access to our proxy materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed to most of our stockholders on or about March 28, 2018. The Notice will include (i) instructions on how to access the Company's proxy materials electronically, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request to receive paper or e-mail copies of the Company's proxy materials, (vi) any control/identification numbers that a stockholder needs to access his or her proxy card and instructions on how to access the proxy card and (vii) information about attending the Annual Meeting and voting in person. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice, or request a printed set of the proxy materials to be sent to them by following instructions on the Notice.

        If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it.

Q.
Who is entitled to vote at the Annual Meeting?

A.
Holders of record of our common stock at the close of business on March 20, 2018, which we refer to as the "Record Date," are entitled to vote at the Annual Meeting. As of the Record Date, there were 241,159,073 shares of our common stock outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the Annual Meeting.

Q.
What is the purpose of the Annual Meeting?

A.
At the Annual Meeting, stockholders will consider and vote upon the following matters:

(1)
Election of two Class II directors to our board of directors until the annual meeting of stockholders to be held in the year 2021 and until their respective successors are duly elected, and the election of one Class III director to our board of directors until the annual meeting of stockholders to be held in the year 2019;

(2)
Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2018;

(3)
An advisory vote approving the compensation of our named executive officers;

  (4)
  An advisory vote determining the frequency of future advisory votes on the compensation of our named executive officers; and

  (5)
  Such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Q.
Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A.
As permitted by SEC rules, we are providing access to our proxy materials over the Internet. As a result, we are sending to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A stockholder's election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Q.
Why didn't I receive a Notice in the mail regarding the Internet availability of proxy materials?

A.
We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to help reduce the costs we incur in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

Q.
Can I vote my stock by filling out and returning the Notice?

A.
No. However, the Notice will provide instructions on how to vote over the Internet, by telephone, by requesting and returning a paper proxy card or by submitting a ballot in person at the Annual Meeting.

Q.
How can I access the proxy materials over the Internet?

A.
Your Notice or proxy card will contain instructions on how to view our proxy materials on the Internet. Our proxy materials are also available on our website at: www.laredopetro.com.

You may vote by any of the following four methods:

(1)
Internet.    Vote over the Internet at www.proxyvote.com, the website for Internet voting. Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card, and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 16, 2018.

(2)
Telephone.    Vote by telephone by following the instructions on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 16, 2018.

(3)
Mail.    If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the board of directors. If mailed, your completed and signed proxy card must be received by May 16, 2018.

  (4)
  Meeting.    If you are a stockholder of record, you may attend and vote at the Annual Meeting on May 17, 2018.

  If you hold your Company shares in a brokerage account, your ability to vote over the Internet or by telephone depends on your broker's voting process. Please follow the directions on your proxy card or the voting instruction card from your broker carefully.

  The board of directors recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.

Q.
How can I vote my shares in person at the Annual Meeting?

A.
Stockholders of Record.    If your shares are registered directly in your name with the American Stock Transfer and Trust Company ("AST"), our "transfer agent," you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials are being mailed to you. As the stockholder of record, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can bring the proxy card or vote using the ballot provided at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you decide later not to attend the Annual Meeting.

B.
Beneficial Owners.    Most of our stockholders hold their shares in street name through a broker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. You will need to contact your broker, bank or nominee to obtain a legal proxy, and you will need to bring it to the Annual Meeting in order to vote in person.

Q.
How does the board of directors recommend that I vote?

A.
Our board of directors recommends that you vote:

(1)
"FOR" the election of the Company's nominees to the board of directors.

(2)
"FOR" ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2018.

(3)
"FOR" the advisory resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).

(4)
"ONE YEAR" as to the frequency with which the future advisory vote occurs on the compensation of our named executive officers.

Q.
What is the voting requirement to approve each of the items?

A.	Item One—Election of directors	The persons receiving the highest number of "FOR" votes at the Annual Meeting will be elected. As a result, the two nominees for election as Class II directors and the one nominee for election as a Class III director who receive the greatest number of votes will be elected directors. Abstentions, broker non-votes and withheld votes, if any, are not counted as votes cast and will have no effect on the outcome of this election.

Item Two—Ratification of appointment of independent public accounting firm	To be approved by the stockholders, this item must receive the "FOR" vote of a majority of the votes cast on this proposal at the Annual Meeting. Broker non-votes, if any, will be counted as votes "FOR" this proposal. Abstentions, if any, have the same effect as votes against the matter.

Item Three—Advisory vote approving the compensation of our named executive officers	To be approved by the stockholders, this item must receive the "FOR" vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal. The results of the votes on this Item Three are not binding on the board of directors, whether or not the resolution is passed under these voting standards.

Item Four—Advisory vote determining the frequency of future advisory votes on the compensation of named executive officers	The frequency option (one, two or three years) receiving a majority of the votes cast will be the option selected by the stockholders. Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal. The results of the votes on this Item Four are not binding on the board of directors, whether or not any resolution is passed under these voting standards.
Q.
What happens if additional matters are presented at the Annual Meeting?

A.
Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q.
What happens if I do not give specific voting instructions?

A.
If you are a stockholder of record, and vote without giving specific voting instructions, the proxyholders will vote your shares in the manner recommended by our board of directors on all matters presented in this Proxy Statement, and, with respect to any other matters that may properly come before the Annual Meeting, as the proxyholders may determine in their discretion.

  If you are the beneficial owner of shares held in the name of a broker, bank or other nominee and do not provide that broker, bank or other nominee with voting instructions in the proxy card, your shares will constitute "broker non-votes." Generally, broker non-votes occur when a broker is not permitted to vote on a matter without instructions from the beneficial owner and such instructions are not given. Except with respect to Item Two listed above, in tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, other than for Item Two, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

  If you hold your shares through a broker, bank or other nominee and you do not provide your broker with specific voting instructions, your broker may vote your shares only with respect to certain matters considered routine. Specifically, your broker may not vote on the election of directors, the compensation of our named executive officers or the frequency of future advisory votes on the compensation of our named executive officers if you do not furnish instructions for these items. Your broker may vote in its discretion on the ratification of the appointment of our independent public accounting firm.

Q.
What is the quorum requirement for the Annual Meeting?

A.
A majority of the Company's outstanding shares as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, if you:

•
are present and vote at the Annual Meeting; or

•
properly submit a proxy card or vote over the Internet or by telephone.

  Broker non-votes are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting. If a quorum is not present, the chairman of the Annual Meeting may adjourn the meeting to another place, if any, date, or time.

Q.
How can I change my vote after I return my proxy card?

A.
If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy card.

•
First, you may send a written notice to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119, stating that you would like to revoke your proxy.

•
Second, you may complete and submit another valid proxy by mail, telephone or over the Internet that is later dated and if mailed, is properly signed, or if submitted by telephone or over the Internet is received by 11:59 p.m. Eastern Time on May 16, 2018. Any earlier proxies will be revoked automatically.

•
Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

  If you hold your shares through a broker, bank or other nominee and you have instructed the broker, bank or other nominee to vote your shares, you must follow directions from your broker, bank or other nominee to change your vote.

Q.
Who will tabulate the votes?

A.
The board of directors has appointed our transfer agent, AST, to certify the tabulated vote and AST will have a representative to act as the independent inspector of elections for the Annual Meeting. AST will be responsible for (i) determining the presence of a quorum at the Annual Meeting, (ii) receiving all votes and ballots, whether by proxy or in person, with regard to all issues voted upon at the Annual Meeting, (iii) counting and tabulating all such votes and ballots and (iv) determining and reporting the results with regard to all such issues voted upon at the Annual Meeting.

Q.
Where can I find the voting results of the Annual Meeting?

A.
We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Q.
How can I obtain a separate set of proxy materials?

A.
We have adopted a procedure approved by the SEC known as "householding." Under this procedure, multiple stockholders residing at the same address have the convenience of receiving a single copy of our Annual Report and Proxy Statement, unless they have notified us that they want to continue receiving multiple copies. Householding allows us to reduce the environmental impact of providing proxy materials as well as printing and mailing costs.

If you received a householded mailing this year and you would like to have additional copies of the Annual Report and/or Proxy Statement mailed to you, or you would like to revoke your consent to the householding of documents, please submit your request to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119 or by calling (918) 513-4570.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse each have an account containing our common stock at different brokerage firms, your household will receive two copies of our Annual Meeting materials—one from each brokerage firm. To reduce the number of duplicate sets of materials your household receives, you may wish to enroll some or all of your accounts in our electronic delivery program.

Q.
Who pays for the cost of this proxy solicitation?

A.
We will pay for the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. Laredo has retained the services of Georgeson LLC ("Georgeson") to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Laredo will pay Georgeson a fee of $11,000 for its services, plus reasonable out of pocket expenses. In addition to soliciting proxies by mail, our board of directors, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. Stockholders voting over the Internet should understand that there may be costs associated with electronic access, such as the usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

Q.
Is there a list of stockholders entitled to vote at the Annual Meeting?

A.
The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting at our principal executive offices between the hours of 9:00 a.m. and 5:00 p.m. Central Time for any purpose relevant to the Annual Meeting. To arrange to view this list during the times specified above, please contact the Corporate Secretary of the Company at Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119 or call (918) 513-4570.

Q.
What is the deadline to propose actions for consideration at next year's annual meeting?

A.
Stockholders who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2019 annual meeting of stockholders, must submit their proposals so that they are received at our principal executive offices no later than the close of business on November 28, 2018, or, in the event the Company's 2019 annual meeting is advanced or delayed more than 30 days from the date of the Annual Meeting, within a reasonable time before the Company begins to print and mail the proxy materials for the 2019 annual meeting. As the SEC rules make clear, simply submitting a proposal does not guarantee that it will be included in the Company's proxy materials.

In addition, stockholders who wish to introduce a proposal from the floor of the 2019 annual meeting of stockholders (outside the processes of Rule 14a-8), must submit that proposal in writing to the Company's Corporate Secretary at our principal executive offices no earlier than January 14, 2019 and no later than February 11, 2019, or, in the event the Company's 2019 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the anniversary of the Annual Meeting, not later than the later of (i) the 90th day before the 2019 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the 2019 annual meeting is first made by the Company.

To be in proper form, a stockholder's notice must be timely delivered to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119 and must include the information required by our Second Amended and Restated Bylaws (our "bylaws") with respect to each proposal submitted. The Company may refuse to consider any proposal that is not timely or otherwise fails to meet the requirements of our bylaws or the SEC's rules with respect to the submission of proposals.

You may obtain a copy of our bylaws by accessing our website (www.laredopetro.com) or submitting a request to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119.

Q.
How do I nominate a candidate for election as a director?

A.
Stockholders who wish to nominate a candidate for election as a director at our 2019 annual meeting must submit their nomination in writing to the Company's Corporate Secretary at our principal executive offices no earlier than January 14, 2019 and no later than February 11, 2019, or, in the event the Company's 2019 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the Annual Meeting, not later than the later of (i) the 90th day before the 2019 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the 2019 annual meeting is first made by the Company.

In the event that the number of directors to be elected to the board of directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase made by the Company at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Corporate Secretary at the principal executive offices of the

  Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

  To be in proper form, a stockholder's notice must be timely delivered to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119 and must include the information required by our bylaws with respect to the nomination and all other information regarding the proposed nominee and the nominating stockholder required by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Company may refuse to consider any nomination that is not timely or otherwise fails to meet the requirements of our bylaws or the SEC's rules with respect to the submission of director nominations. A written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder nomination.

Q.
How can I communicate with the board of directors?

A.
Stockholders or other interested parties can contact any director, any committee of the board of directors, or the Company's non-management directors as a group, by writing to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will also be referred to members of the audit committee of our board of directors (the "Audit Committee"). All such communications will be forwarded to the appropriate member(s) of the board of directors.

THIS QUESTION AND ANSWER SECTION IS ONLY MEANT TO GIVE AN OVERVIEW OF THE PROXY STATEMENT. FOR MORE INFORMATION, PLEASE REFER TO THE MATERIAL CONTAINED IN THE SUBSEQUENT PAGES.

CORPORATE STRUCTURE

        Laredo Petroleum, Inc. is a Delaware corporation formed in 2011 for the purpose of merging with Laredo Petroleum, LLC (a Delaware limited liability company formed in 2007) to consummate an initial public offering of common stock in December 2011 (the "IPO"). Laredo Petroleum, Inc. was the survivor of such merger and currently has two wholly-owned subsidiaries, LMS, and Garden City Minerals, LLC, a Delaware limited liability company ("GCM").

        Unless the context otherwise requires, references in this Proxy Statement to "Laredo," the "Company," "we," "our," "us," or similar terms refer to Laredo Petroleum, Inc. and its subsidiaries at the applicable time, including former subsidiaries and predecessor companies, as applicable.

 ITEM ONE

ELECTION OF DIRECTORS

        In accordance with the provisions of our Amended and Restated Certificate of Incorporation, our board of directors is divided into three classes, designated Class I, Class II and Class III, with each class serving staggered terms and thereafter until their successors are duly elected and qualified. The individuals listed below currently serve, or are being nominated to serve, as the directors in the class indicated with a term expiring at the corresponding annual meeting of stockholders. As a result, approximately one-third of the director positions will be elected at each annual meeting of stockholders.

Class II—With a term expiring 2021

James R. Levy

Dr. Myles W. Scoggins

Class III—With a term expiring 2019

Donald D. Wolf

B.Z. (Bill) Parker

Pamela S. Pierce

Class I—With a term expiring 2020

Randy A. Foutch

Peter R. Kagan

Edmund P. Segner, III

Nominees for Class II (with a term expiring in 2021) and for Class III (with a term expiring 2019)

        On the recommendation of the nominating and corporate governance committee of our board of directors (the "Nominating and Corporate Governance Committee"), the board of directors has nominated James R. Levy and Dr. Myles W. Scoggins for election to the board as Class II directors of the Company and Donald D. Wolf for election to the board as a Class III director of the Company, and recommends that each of them be re-elected to the board of directors to serve as Class II and Class III directors, as applicable. The board of directors recommends that James R. Levy and Dr. Myles W. Scoggins hold office until the 2021 annual meeting of stockholders and thereafter until each of their successors is elected and qualified or his earlier resignation or removal, and that Donald D. Wolf hold office until the 2019 annual meeting of stockholders. Mr. Wolf has previously served as a Class II director with Mr. Levy and Dr. Scoggins. However, our Corporate Governance Guidelines state that each non-employee director must retire at the annual meeting following his or her 75th birthday. Since Mr. Wolf is currently 74, the board of directors determined to nominate him for the one-year term expiring at the 2019 annual meeting of stockholders.

        The biographical information for all three director nominees and our other directors is contained in the "Directors" section below.

        Assuming the presence of a quorum, each of the three director nominees receiving the affirmative vote "FOR" of a plurality of the shares voted at the Annual Meeting will be elected. Cumulative voting is not permitted in the election of directors. The board of directors recommends that you vote "FOR" the election of each of the three nominees James R. Levy, Dr. Myles W. Scoggins and Donald D. Wolf.

        Unless otherwise instructed, the proxyholders will vote the proxies received by them for the three nominees named above. The board of directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the proxyholders will vote for the election of a substitute nominee that the board of directors recommends.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF JAMES R. LEVY, DR. MYLES W. SCOGGINS AND DONALD D. WOLF.

DIRECTORS

        After the Annual Meeting, assuming the stockholders elect the three nominees of the board of directors as set forth in "Item One—Election of Directors" above, the board of directors of the Company will be:

Directors
Name	Age	Position
Randy A. Foutch	66	Chairman and Chief Executive Officer
Peter R. Kagan(1)	49	Director
James R. Levy(2)*	42	Director
B.Z. (Bill) Parker(1)(3)	70	Director
Pamela S. Pierce(1)(2)(3)	63	Director
Dr. Myles W. Scoggins(1)(2)(3)*	70	Director
Edmund P. Segner, III(1)(3)	64	Director
Donald D. Wolf(1)(2)(3)*	74	Director

(1)
Member of the Nominating and Corporate Governance Committee

(2)
Member of the Compensation Committee

(3)
Member of the Audit Committee

        Our board of directors currently consists of eight members, each serving a three-year term that expires on the date of the corresponding annual meeting of the stockholders except for Donald D. Wolf, who, if elected, will serve a one-year term that expires on the date of the next annual meeting of the stockholders.

        Set forth below is biographical information about each of our nominees and the continuing directors as of March 15, 2018. * Indicates Nominees for Election.

        Randy A. Foutch is Laredo's founder and has served as Laredo's Chairman and Chief Executive Officer since that time. He also served as Laredo's President from October 2006 to July 2008. Mr. Foutch has more than 33 years of experience in the oil and gas industry. Prior to our formation, Mr. Foutch founded Latigo Petroleum, Inc. ("Latigo") in 2001 and served as its President and Chief Executive Officer until it was sold to Pogo Producing Co. in May 2006. Previous to Latigo, Mr. Foutch founded Lariat Petroleum, Inc. ("Lariat") in 1996 and served as its President until January 2001 when it was sold to Newfield Exploration Co. He is currently serving on the board of directors of Helmerich & Payne, Inc. (where he is a member of its audit and nominating and corporate governance committees). Mr. Foutch is also a member of the National Petroleum Council and the Advisory Council of the Energy Institute at the University of Texas, Austin. From 2013 until his resignation in June 2015, he served on the board of directors of Cheniere Energy, Inc. From 2006 to August 2011, he served on the board of directors of Bill Barrett Corporation and from 2006 to 2008, on the board of directors of MacroSolve, Inc. Mr. Foutch also serves on the University of Tulsa Board of Trustees and several nonprofit and private industry boards. He holds a Bachelor of Science in Geology from the University of Texas and a Master of Science in Petroleum Engineering from the University of Houston.

        Mr. Foutch has been successful in founding and operating other oil and gas companies and has served as a director of various other companies in and associated with the oil and natural gas industry. Mr. Foutch's background provides a strong operational and strategic knowledge base and valuable business, leadership and management experience, providing insights into many aspects of the operations of exploration, production and transportation of oil and natural gas. Mr. Foutch also brings financial expertise to the board of directors, including his experience in capital market transactions related to oil and natural gas companies. For these reasons, we believe Mr. Foutch is qualified to serve as a director.

        Peter R. Kagan has served as one of our directors since July 2007. He has been with Warburg Pincus LLC ("Warburg Pincus") since 1997 where he leads the firm's investment activities in energy and natural resources. He is a Partner of Warburg Pincus & Co. and a Managing Director of Warburg Pincus. He is also a member of Warburg Pincus' Executive Management Group. Mr. Kagan is currently on the board of directors of AAG Energy Holdings Ltd. (formerly Asian American Gas Ltd.), Antero Resources Corporation (where he serves as the lead director for the governance and nominating committee), Antero Midstream Partners LP, ATX Resources, Brigham Minerals LLC ("Brigham Minerals"), Canbriam Energy Inc. (where he serves on the human resources committee), Delonex Energy, Navitas Midstream Partners, LLC and Venari Resources LLC. He previously served on the board of directors of Broad Oak Energy, Inc. ("Broad Oak"), Hawkwood Energy, LLC, MEG Energy Corp., Targa Resources Corp., Targa Resources Partners LP, Lariat and Latigo. Mr. Kagan is a director of Resources for the Future and a trustee of Milton Academy. Mr. Kagan received a Bachelor of Arts degree cum laude from Harvard College and Juris Doctorate and Master of Business Administration degrees with honors from the University of Chicago.

        Mr. Kagan has significant experience with energy companies, both in the upstream and midstream sectors. Through his position with Warburg Pincus, Mr. Kagan has experienced the spectrum of investments in, and operations of companies engaged in, energy and natural resources. Mr. Kagan also brings a wealth of experience in capital markets activity. Additionally, as a result of Warburg Pincus' extensive involvement in environmental, social and governance ("ESG") practices, including adherence to the Guidelines of Responsible Investment as established by the American Investment Council, and Warburg Pincus' internal establishment of its own "Green Council" to share best ESG practices among its portfolio companies, we receive the benefits associated with such programs as a result of Mr. Kagan's position on our board of directors. For these reasons, among others, we believe Mr. Kagan is qualified to serve as a director.

        *James R. Levy has served as one of our directors since May 2007. He joined Warburg Pincus in 2006 and focuses on investments in the energy industry. He is a Partner of Warburg Pincus & Co. and a Managing Director of Warburg Pincus. Prior to joining Warburg Pincus, he worked as an Associate at Kohlberg & Company, a middle-market private equity investment firm, from 2002 to 2006, and as an Analyst and Associate at Wasserstein Perella & Co. from 1999 to 2002. Mr. Levy is currently serving on the board of directors of Antero Resources Corporation (where he serves on the compensation committee), Antero Midstream GP LP, ATX Energy Partners, Brigham Minerals, Chisholm Energy Partners LLC, EnStorage, Inc., Hawkwood Energy, LLC, Independence Resources Management LLC and Terra Energy Partners LLC. He is a former director of Broad Oak and Black Swan Energy Ltd. In addition, he is a trustee for Prep for Prep. Mr. Levy received a Bachelor of Arts in history from Yale University.

        As identified above, Mr. Levy has significant experience with various segments of the energy industry. As a result of Mr. Levy's service on the boards of various energy companies, he is able to share best practices not only in the industry, but also in all areas of corporate governance and management. In addition, as our youngest director, he is able to provide a generational point of view at times different than others on our board. Finally, as described more fully in Mr. Kagan's biographical profile above, Mr. Levy's relationship with Warburg Pincus provides us with access to other programs and viewpoints, such as those related to the ESG area. For these reasons, we believe Mr. Levy is qualified to serve as a director.

        B.Z. (Bill) Parker has served as one of our directors since May 2007. Mr. Parker joined Phillips Petroleum Company in 1970 where he held various engineering positions in exploration and production in the United States and abroad. He later served in numerous executive positions at Phillips Petroleum Company and in 2000, he was named Executive Vice President for Worldwide Production & Operations. He retired from Phillips Petroleum Company in this position in November 2002. Mr. Parker served on the board of Williams Partners GP LLC, the general partner of Williams

Partners L.P., a publicly traded master limited partnership, from August 2005 to September 2010 where he also served as chairman of the conflicts and audit committees. He served on the board of directors of Latigo from January 2003 to May 2006 where he also served as chairman of the audit committee. Mr. Parker is a member of the Society of Petroleum Engineers. He received a Bachelor of Science degree in Petroleum Engineering from the University of Oklahoma.

        Mr. Parker has more than 46 years of experience in the oil and gas industry. Mr. Parker's engineering background provides him with the ability to fully comprehend, analyze and offer insights on the wide variety of technically challenging projects facing us as we develop our shale play assets. In addition, Mr. Parker has also served in a variety of executive positions for an exploration and production company and as a director and audit committee member for a large public company. These latter positions further complete his profile as an individual possessing a full gamut of experience in the industry. For these reasons, we believe Mr. Parker is qualified to serve as a director.

        Pamela S. Pierce has served as one of our directors since May 2007. She has been a partner at Ztown Investments, Inc. since 2005, focused on investments in domestic oil and natural gas non-working interests. She also is a member of the board of directors of Scientific Drilling International, Inc. and ShawCor Ltd., an energy services company traded on the Toronto Stock Exchange, where she also serves on the compensation committee. From 2005 to 2013, she served on the board of directors of Michael Baker Corporation, and from 2002 to 2004, she was the President of Huber Energy LP, an operating company of J.M. Huber Corporation. From 2000 to 2002, she was the President and Chief Executive Officer of Houston-based Mirant Americas Energy Capital and Production Company. She has also held a variety of managerial positions with ARCO Oil and Gas Company, ARCO Alaska and Vastar Resources, Inc. She received a Bachelor of Science Degree in Petroleum Engineering from the University of Oklahoma and a Master of Business Administration in Corporate Finance from the University of Dallas.

        Ms. Pierce is a highly experienced business executive with extensive knowledge of the energy industry. She has experience in both the operational side of the industry, as well as the service sector, which is an important component affecting our operations. Her breadth of experiences in the industry allows her to bring a perspective on issues that may not be readily apparent to others. Her general business acumen enhances the board of directors' discussions on all matters affecting us, and her leadership insights contribute significantly to the board of directors' decision-making process. For these reasons, we believe Ms. Pierce is qualified to serve as a director.

        *Dr. Myles W. Scoggins has served as one of our directors since May 2012. Dr. Scoggins is President Emeritus of the Colorado School of Mines, an engineering and science research university with strong ties to the oil and gas industry. He served as its 16th President from June 2006 until July 2015. Dr. Scoggins retired in April 2004 after a 34-year career with Mobil Oil Corporation ("Mobil") and Exxon Mobil Corporation ("Exxon"), where he held senior executive positions in the upstream oil and gas business. From December 1999 to April 2004, he served as Executive Vice President of ExxonMobil Production Co. Prior to the merger of Mobil and Exxon in December 1999, he was President, International Exploration & Production and Global Exploration and an officer and member of the executive committee of Mobil. He has been a member of the board of directors of Cobalt International Energy, Inc., a publicly traded independent oil exploration and production company focusing on the deepwater U.S. Gulf of Mexico and offshore West Africa, since March 2010 (where he serves on the audit and nominating and corporate governance committees); and QEP Resources, Inc., a publicly traded independent onshore U.S. oil and gas exploration and production company since July 2010 (where he serves on the compensation committee and chairs the audit committee). From February 2005 until June 2010, Dr. Scoggins was a member of the board of directors of Questar Corporation, a publicly traded Rockies-based integrated natural gas company; from March 2005 until August 2011, he was a member of the board of directors of Trico Marine Services, Inc., an integrated provider of subsea, trenching and marine support vessels and services; and from June 2007 until October 2012, he was a member of the board of directors of Venoco, Inc., a publicly traded oil and gas production company. Dr. Scoggins has a Ph.D. in Petroleum Engineering from the University of Tulsa.

        Dr. Scoggins has more than 48 years of experience in the oil and gas exploration and production industry. Dr. Scoggins' breadth of knowledge and experience, ranging from his engineering background to his extensive career as a member of senior management with large publicly traded companies (both domestically and internationally, off-shore and on-shore), provides him with unique and invaluable expertise in the upstream oil and gas business. Dr. Scoggins' experiences enable him to provide our board with an abundance of observations applicable to our business, both from an operational and managerial perspective. For these reasons, we believe Dr. Scoggins is qualified to serve as a director.

        Edmund P. Segner, III joined our board of directors in August 2011. Mr. Segner currently is a professor in the practice of engineering management in the Department of Civil and Environmental Engineering at Rice University in Houston, Texas, a position he has held since July 2006. In 2008, Mr. Segner retired from EOG Resources, Inc. ("EOG"), a publicly traded independent oil and gas exploration and production company. Among the positions he held at EOG were President, Chief of Staff and director from 1999 to 2007. From March 2003 through June 2007, he also served as the Principal Financial Officer of EOG. He has been a member of the board of directors of Bill Barrett Corporation, a publicly traded oil and gas company primarily active in the Rocky Mountain region of the United States, since August 2009 (where he serves on the audit, compensation and reserves & EHS committees). He has also served on the board of directors of Archrock Partners, L.P. (formerly Exterran Partners, L.P.), a publicly traded master limited partnership that provides natural gas contract operations services, since May 2009 (where he serves on the audit, compensation and conflicts committees). From February 2014 through April 2016, Mr. Segner was a member of the board of directors of Midcoast Holdings, L.L.C., the general partner of Midcoast Energy Partners, L.P., a publicly traded master limited partnership (an affiliate of Enbridge Energy Company, Inc.), where he served on the conflicts committee. From August 2009 until October 2011, Mr. Segner was a member of the board of directors of Seahawk Drilling, Inc., an offshore oil and natural gas drilling company. He also currently serves as a member of the board or as a trustee for several non-profit organizations. Mr. Segner graduated from Rice University with a Bachelor of Science degree in Civil Engineering and received an M.A. degree in economics from the University of Houston. He is a certified public accountant.

        Mr. Segner's service as President, Principal Financial Officer and director of publicly traded oil and gas exploration and development companies demonstrates a strong operational, financial, accounting and strategic background and enables him to provide our board with valuable business, leadership and management experience and insights into many aspects of the operations of exploration and production companies. Mr. Segner also brings financial and accounting expertise to the board, including through his experience in financing transactions for oil and gas companies, his background as a certified public accountant, his service as a Principal Financial Officer, his supervision of other principal financial officers and principal accounting officers and his service on the audit committees of other companies. For these reasons, we believe Mr. Segner is qualified to serve as a director.

        *Donald D. Wolf has served as one of our directors since February 2010. Mr. Wolf served as the Chief Executive Officer of Quantum Resources Management, LLC from 2006 to 2009 and served as the Chairman and Chief Executive Officer of the general partner of the fund until year-end 2014 when it merged with Breitburn Energy Partners LP, an independent oil and gas master limited partnership, where he currently serves as a director. He is currently Chairman of the board of Enduring Resources, LLC and a director of Aspect Energy, LLC ("Aspect"). He served as President and Chief Executive Officer of Aspect from 2004 to 2006. Prior to joining Aspect, Mr. Wolf served as Chairman and Chief Executive Officer of Westport Resources Corporation from 1996 to 2004. Mr. Wolf graduated from Greenville College, Greenville, Illinois, with a Bachelor of Science in Business Administration.

        Mr. Wolf has had a diverse career in the oil and natural gas industry, beginning in operations and land management, and continuing through his service in a variety of executive positions for several exploration and production companies with varied geographic operations. His extensive and varied experience in the energy industry brings substantial understanding to a wide range of operational, management and transactional situations, as well as unique leadership skills to our board. For these reasons, we believe Mr. Wolf is qualified to serve as a director.

 MEETINGS AND COMMITTEES OF DIRECTORS

        Our Corporate Governance Guidelines require that the board of directors hold at least four meetings each year, and that our independent directors meet in executive session regularly. Our board of directors held seven meetings in 2017, and our independent directors met in executive session five times in 2017. Our board of directors held four regularly scheduled quarterly meetings and three special telephonic meetings in 2017. All incumbent members of the board of directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which the board member served in 2017. For more information regarding the role and structure of our board of directors, refer to the "Corporate Governance" section included herein.

        The board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

        Audit Committee.    Information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report" included herein and also in the "Audit Committee Charter" that is posted on the Company's website at www.laredopetro.com. The current members of the Audit Committee are Mr. Segner (Chair), Mr. Parker, Mr. Wolf, Ms. Pierce and Dr. Scoggins. The Audit Committee Charter requires that the Audit Committee meet as often as it determines necessary but at least four times each year. The Audit Committee held eight meetings and seven executive sessions during 2017, either in person or by teleconference. The Audit Committee regularly meets in executive session with each of our external auditors and our internal audit manager.

        Compensation Committee.    Responsibilities of the Compensation Committee, which are discussed in detail in the "Compensation Committee Charter" that is posted on the Company's website at www.laredopetro.com, include, among other duties, the responsibility to:

  •
  in consultation with senior management, establish the Company's general compensation philosophy and objectives;

  •
  review and approve the Company's goals and objectives relevant to the compensation of the Chief Executive Officer, annually evaluate the Chief Executive Officer's performance in light of those goals and objectives and, based on this evaluation, determine the Chief Executive Officer's compensation level, including salary, bonus, incentive and equity compensation;

  •
  make recommendations to the board of directors with respect to compensation for non-Chief Executive Officer executive officers;

  •
  make recommendations to the board of directors with respect to all employment agreements, severance arrangements, change in control provisions and agreements and any special supplemental benefits applicable to the Company's executive officers;

  •
  review and make recommendations to the board of directors with respect to incentive compensation and equity-based plans;

  •
  administer the Company's equity-based compensation plans, including the grant of stock option awards and other equity awards under such plans; and

  •
  review and make recommendations to the board of directors with respect to director compensation.

        The Compensation Committee has the authority, to the extent it deems appropriate, to retain one or more compensation consultants to assist in the evaluation of director, Chief Executive Officer or other executive compensation. The Compensation Committee has the sole authority to retain and terminate any such consulting firm and to approve the firm's fees and other retention terms. The Compensation Committee also has the authority, to the extent it deems necessary or appropriate, to retain other advisers. The Company will provide for appropriate funding as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisers employed by the Compensation Committee.

        The members of the Compensation Committee are Ms. Pierce (Chair), Mr. Levy, Mr. Wolf and Dr. Scoggins.

        The Compensation Committee Charter requires that the Compensation Committee meet as often as it determines necessary but at least once each year. The Compensation Committee held five meetings and four executive sessions in 2017, either in person or by teleconference.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee identifies, evaluates and recommends qualified nominees to serve on the Company's board of directors, develops and oversees the Company's internal corporate governance processes and maintains a management succession plan. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the "Corporate Governance" section included herein and also in the "Nominating and Corporate Governance Committee Charter" that is posted on the Company's website at www.laredopetro.com.

        The members of the Nominating and Corporate Governance Committee are Mr. Parker (Chair), Messrs. Kagan, Segner and Wolf, Dr. Scoggins and Ms. Pierce. The Nominating and Corporate Governance Committee Charter requires that the Nominating and Corporate Governance Committee meet as often as it determines necessary but at least once each year. The Nominating and Corporate Governance Committee held four meetings in 2017, and two executive sessions.

 EXECUTIVE OFFICERS

        Set forth below is biographical information about each of our executive officers as of March 15, 2018, unless otherwise noted.

        Randy A. Foutch is the Chairman of the board of directors of the Company and Laredo's Chief Executive Officer. Please see the "Directors" section above for Mr. Foutch's biographical information.

        Richard C. Buterbaugh, age 63, joined the Company in June 2012 and has served as Executive Vice President & Chief Financial Officer of the Company since December 2012. He served as Senior Vice President—Investor Relations from June 2012 to December 2012. From March 2007 to June 2011, he was Vice President—Investor Relations and Corporate Planning at Quicksilver Resources Inc. From November 1989 to August 2006, he was with Kerr-McGee Corporation, most recently as Vice President of Corporate Planning and previously as Vice President of Investor Relations and Communications. After leaving Quicksilver Resources Inc. and prior to joining Laredo, as well as after leaving Kerr-McGee Corporation and prior to joining Quicksilver Resources Inc., he was a consultant for oil and gas finance and management projects. Mr. Buterbaugh has more than 40 years of corporate finance, planning and investor relations experience in the oil and gas industry. He holds a Bachelor of Science degree in Accounting from the University of Colorado.

        Daniel C. Schooley, age 62, joined Laredo in 2007 and has served as Senior Vice President—Operations of the Company since May 2016. He served as Senior Vice President—Midstream and Marketing from February 2014 to May 2016 and Vice President of Marketing from 2007 to February 2014. Mr. Schooley has been in the midstream and marketing business since 1983, serving in senior level management positions at Oxley Petroleum Co., Stalwart Energy Corporation and Lumen Energy Corp. Mr. Schooley holds a Bachelors degree in Forestry and a Masters degree in Resource Economics, both from Oklahoma State University.

        Patrick J. Curth, age 66, served as Senior Vice President—Exploration and Land of the Company from October 2006 until his recent resignation from this position effective March 1, 2018. Since his resignation and in anticipation of his retirement in March 2019, Mr. Curth has been acting as a Senior Advisor, a non-executive, non-officer position, reporting directly to the CEO. Mr. Curth has been involved in exploration and development projects in the Mid-Continent area for over three decades. Prior to joining Laredo, Mr. Curth joined Latigo in 2000 as Exploration Manager and served as Vice President—Exploration when Latigo was sold in May 2006. From 1997 to 2000, he was the Vice President—Exploration at Lariat. Mr. Curth holds a Bachelor of Arts in Geology from Windham College, a Masters Degree in Geological Sciences from the University of Wisconsin—Milwaukee and a second Masters Degree in Environmental Sciences from Oklahoma State University.

        Kenneth E. Dornblaser, age 63, joined Laredo in June 2011 and has served as the Senior Vice President and General Counsel of the Company since that time. In 2012, Mr. Dornblaser was also appointed Corporate Secretary. Immediately prior to joining Laredo, Mr. Dornblaser was a shareholder in the Johnson & Jones law firm, which he co-founded in March 1994. Prior to co-founding Johnson & Jones, Mr. Dornblaser had been engaged in the private practice of law in Tulsa, Oklahoma, with the law firm of Gable & Gotwals since 1980. Mr. Dornblaser graduated from Oklahoma State University with a Bachelor of Science degree in Accounting and the University of Oklahoma where he received his Juris Doctorate degree.

        Michael T. Beyer, age 42, joined Laredo in September 2007 and has served as Vice President-Controller and Chief Accounting Officer of the Company since April 2014. He served as Laredo's Controller from February 2012 to April 2014 and in various accounting roles from September 2007 to February 2012. Mr. Beyer has more than 17 years of experience in accounting, with the majority in the energy industry. Prior to joining Laredo, he worked in the tax field and spent five years at a private energy company, from 2002 to 2007. He received his Bachelor of Business Administration in Accounting from the University of Oklahoma and has been a Certified Public Accountant since 2002.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following discussion and analysis contains statements regarding our named executive officers' past and future performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance.

Introduction

        The following compensation discussion and analysis describes the material elements of compensation for each of the individuals identified in the "Named Executive Officers" table, who we refer to in this "Compensation Discussion and Analysis" as our "named executive officers."

Named Executive Officers

        For the 2017 fiscal year, our named executive officers were:

• Randy A. Foutch	Chairman and Chief Executive Officer
• Richard C. Buterbaugh	Executive Vice President and Chief Financial Officer
• Daniel C. Schooley	Senior Vice President—Operations
• Patrick J. Curth	Senior Vice President—Exploration & Land
• Kenneth E. Dornblaser	Senior Vice President and General Counsel

        Messrs. Foutch and Buterbaugh are named executive officers by reason of their positions as the principal executive officer ("PEO") and principal financial officer ("PFO"), respectively, of the Company during the year. Mr. Schooley, Mr. Curth and Mr. Dornblaser are named executive officers as they are our three most highly compensated executive officers (other than our PEO and PFO) who were serving in such capacity at the end of 2017. See discussion of Mr. Curth's recent resignation in "EXECUTIVE OFFICERS" above.

Fiscal Year 2017 Performance Highlights and Impact on Incentive Compensation

        In 2017, the prices for oil, natural gas and NGL remained volatile while associated service costs increased. Despite this uncertain environment, we successfully grew our oil, natural gas and NGL production and reserves, while generating significant and repeatable efficiencies in our drilling program and cost controls in all areas of our operations.

        The following illustrates our 2017 performance highlights, how they were supported by our incentive programs and the resulting payouts showing the alignment between our incentive programs and execution of our strategy.

        Our 2017 short-term incentive payout of 105% of target is reflective of the Company's performance against the 2017 Bonus Performance Metrics (weighted 60%), as well as the Compensations Committee's subjective assessment of the Company's overall strategic performance in other areas (weighted 40%). Individual adjustments were made after considering Company performance in other areas as well as individual performance factors such as leadership, commitment, motivational effect, level of responsibility and overall contribution to the Company's success. The Compensation Committee scored the subjective portion equal to the quantitative portion. On the quantitative portion, the Company achieved near or above target results on four of the five metrics (ROACE, production, unit LOE and unit cash general and administrative expense), and below target results on drilling ROR. For a more complete description of these targets, see "2017 Bonus Performance Metric Targets and Results."

        Despite the operational successes noted above, in part because of our continuing efforts to test well spacing and completion techniques—with a view to increase inventory and ultimately maximize shareholder value over the long term by more judiciously developing our assets—our capital expenditures exceeded our cash flows from operations in 2017. We believe this plan inordinately negatively impacted our stock performance, particularly in the fourth quarter of the year. This also contributed to our stock price declining by 7% for the year and 2.4% for the prior three years, positioning us at the 36th percentile relative to our peers, and resulting in a 0% payout for our 2015 long-term incentive performance share units that matured at the end of 2017 and vested in 2018.

Shareholder Say-on-Pay Results and Management Responsiveness

        Our executive compensation program received the support of 83.26% of shares voted at our 2017 annual meeting, which the Compensation Committee views as evidence of stockholder support of the Company's executive compensation decisions and policies. Despite this significant level of approval, given the continued volatility of the oil and gas industry, the Compensation Committee, with the advice of its independent compensation adviser, continues to review the compensation program and modify it in ways that it believes will further align the interests of our executive officers with those of our stockholders. Based in part on such advice, as well as discussions with some of our stockholders, we have further refined our short- and long-term compensation programs for 2018. See "Compensation Program for 2018." The Compensation Committee will continue to review stockholder votes on our executive compensation and determine whether to make changes to the program accordingly.

Summary of our Compensation Program

        The key components of our compensation program and how each supports our compensation objectives are presented in the following table:

Element	Description	Objectives

Salary rate	Annual cash compensation	Salary rates are designed to provide a fixed level of cash compensation for services rendered during the year.

Short-term incentive performance ("STIP") awards	Cash bonus award, based primarily on overall Company performance, with consideration also given to relative individual performance	Annual cash bonus awards are a key part of each named executive officer's annual compensation package. The Compensation Committee believes that cash bonuses are an appropriate way to further the Company's goal of attracting, retaining and rewarding highly-qualified and experienced officers. Cash bonuses are generally awarded annually following completion of the service year for which bonuses are payable and based primarily on Laredo's performance relative to predetermined targets for such service year, with consideration also given to individual performance and specific contributions to Laredo's success and performance.

Long-term equity-based incentive ("LTIP") awards	For corporate officers, consists of approximately 50% performance units and 50% restricted stock	Our long-term plan-based incentive program is designed to provide our employees, including our named executive officers, with an incentive to focus on our long-term success and to act as a long-term retention tool by aligning the interests of our employees with those of our stockholders. In previous years, stock options were also included in the LTIP pay mix.

Compensation Best Practices

        The Company maintains compensation arrangements intended to optimize returns to shareholders and include best practice features.

What We Do	What We Don't Do
Maintain robust equity ownership guidelines for directors and executives	Provide excise tax gross-ups for executives
Tie a significant portion of annual incentive compensation to Company performance and stock performance	Provide for "single trigger" change in control severance
Utilize an independent compensation consultant	Provide long-term employment agreements to executives
Perform an annual compensation risk assessment, including to ensure our compensation structure does not encourage unnecessary risk taking	Allow for option repricing without stockholder approval
Provide at least 50% of long-term incentives in the form of performance-based compensation	Allow directors or officers to pledge and/or hedge Company stock
Use a representative and relevant peer group	Provide excessive perquisites
Fully disclose incentive plan targets and results	Provide for maximum performance unit payout in the event of negative total shareholder return ("TSR")

Compensation Structure Supports Alignment Between Executives and Shareholders

        Our executive compensation program is strongly aligned with Company performance, and the majority of our named executive officers' compensation is considered variable and at-risk. We balance the various components of our compensation program by tying significant portions of total compensation to short- and long-term financial and strategic goals, currently in the form of annual cash bonus awards and long-term plan-based incentive awards. We also attempt to set each officer's salary rate in line with comparable positions with our peers and to award an annual cash bonus based on the achievement of overall Company strategic goals and each individual's relative contribution to those goals. Our compensation philosophy is designed to align the interests of our employees with those of our stockholders.

        The following pie charts depict the allocation of target salary rate, target STIP bonus and target LTIP grant of our Chief Executive Officer and average for the other named executive officers for 2017 (assuming each such person receives his or her target percentage for STIP and LTIP awards). Performance-based LTIP awards are those awards that vest based on both the passage of time and the Company's performance.

CEO Pay Mix

Average NEO Pay Mix

        For further discussion regarding the salary rates, STIP in the form of annual cash bonus awards and long-term plan-based incentive awards see "—Elements of Compensation."

        The following table sets forth the approximate percentages of our named executive officers' total compensation as defined by the SEC in the form of salary, STIP bonus and equity awards during the fiscal year 2017 as set forth in the "Summary compensation table" that appears in "—Summary Compensation."

2017 Actual Pay Mix(1)

Name	Principal position	Salary as a percentage of total compensation(2)	STIP bonus as a percentage of total compensation(2)	Equity awards as a percentage of total compensation(3)
Randy A. Foutch	Chairman and Chief Executive Officer	12%	16%	72%
Richard C. Buterbaugh	Executive Vice President and Chief Financial Officer	15%	14%	70%
Daniel C. Schooley	Senior Vice President—Operations	18%	17%	64%
Patrick J. Curth	Senior Vice President—Exploration and Land	18%	16%	64%
Kenneth E. Dornblaser	Senior Vice President and General Counsel	18%	16%	64%

(1)
The remaining portions of the named executive officers' total compensation were attributable to all other compensation during the fiscal year 2017. For further discussion of the named executive officers' all other compensation see "—Summary Compensation."

(2)
The amounts used in these calculations were the actual amounts earned in 2017, even if paid in another year.

(3)
The equity awards amounts used in these calculations were the sum of the grant date fair values of the restricted stock awards, stock option awards and share-settled performance unit awards computed in accordance with FASB ASC Topic 718. Please refer to Note 7 to our audited consolidated financial statements in our 2017 Annual Report for disclosures regarding fair value estimates of restricted stock awards, stock option awards and share-settled performance unit awards.

CEO Target Compensation vs. Realized Compensation

CEO 3-Year Target vs. Realized Compensation

Target Compensation:    Target salary rate, target STIP bonus and target LTIP grant

Realized Compensation:    For items included see "Realized Compensation," page 47.

Stock Price:    Valued using the average closing price for each fiscal year

Process for Determining Executive Compensation

Compensation philosophy and competitive market positioning

        Our executive compensation program is designed to attract, retain and motivate highly-qualified and committed personnel by compensating them with both potential long-term incentive compensation in the form of equity, options and performance incentives, and short-term cash compensation comprised of salary and the possibility of annual bonuses. We intend for our mix of compensation incentives to enhance our ability to recruit, retain and motivate our executives and other employees and to accelerate the value recognition of our assets for the benefit of our stockholders.

        We believe that our pay mix enables us to provide a competitive pay package in order to recruit and retain executives, while placing a larger emphasis on at-risk, variable and return-based compensation. The following chart summarizes the Company's compensation strategy by pay element, as well as our named executive officers' current competitive marketing positioning, based on data supplied in 2017 by Frederic W. Cook & Co., Inc. ("FW Cook"), who has been engaged by the Compensation Committee as its independent compensation adviser.

Compensation Element	Target Positioning	2017 Competitive Market Positioning

Salary Rate	Market Median	Aggregate salary rates for our named executive officers were approximately 96% of the market median

Total Cash Compensation	Market Median	With respect to total cash compensation paid to our executive officers, the Company was positioned at 102% of the market median. The Company's target total cash compensation was positioned at 101% of the market median

Long-term incentive compensation	Market Median	The named executive officers were positioned at 84% of the market median

Implementing our objectives

        Executive compensation decisions are made on an annual basis by the Compensation Committee, with input primarily from Messrs. Foutch and Buterbaugh. Although the Compensation Committee considers the input received from these executive officers, compensation decisions affecting our executive officers (including our named executive officers) and other officers are ultimately recommended by the Compensation Committee and approved by the board of directors.

        With the approval of the Compensation Committee, Messrs. Foutch and Buterbaugh have routinely obtained and reviewed external market information (including that received from the Compensation Committee's independent compensation adviser, as more fully described below) to assess the Company's ability to provide competitive compensation packages to our executive officers and recommend an adjustment to the compensation levels when necessary. In making executive compensation recommendations, Messrs. Foutch and Buterbaugh consider both the Company's and the executive officers' performance during the year. Moreover, an executive officer's expanded role at the Company could also serve as a basis for adjustment. Specifically, Messrs. Foutch and Buterbaugh provide recommendations to the Compensation Committee regarding the compensation levels for our existing officers (provided that Mr. Foutch's compensation is solely determined by the Compensation Committee, and Mr. Buterbaugh's compensation is determined by the Compensation Committee based in part on the recommendations of Mr. Foutch) and our compensation program as a whole.

        While the Compensation Committee gives considerable weight to Messrs. Foutch's and Buterbaugh's input on compensation matters, the board of directors, after considering the recommendations of the Compensation Committee, has the final decision-making authority on all executive (including on named executive) and other officer compensation matters. No other executive officers have a role in the evaluation, design or administration of our executive officer compensation program.

Competitive Benchmarking

        In light of the ever-changing energy industry, we closely monitor the appropriateness of our peer group. With the assistance of FW Cook, we review our peers annually to decide on their continued inclusion and consider possible additions. Beginning in 2016 and continuing for 2017, the Compensation Committee recommended, and the board of directors approved, the use of two separate peer groups to benchmark executive compensation and to measure performance under the Company's performance units. Below is the peer group used for the purpose of benchmarking base compensation for our named executive officers ("Compensation Group") for 2016 and 2017.

Compensation Group
Company	2016	2017
Carrizo Oil & Gas, Inc.	X	X
Cimarex Energy Co.	X	X
Concho Resources Inc.	X	X
Diamondback Energy, Inc.	X	X
Energen Co.	X	X
EP Energy Co.	X	X
Newfield Exploration Co.	X	X
Oasis Petroleum, Inc.	X	X
PDC Energy, Inc.	X	X
Range Resources Corp.	X	X
SM Energy Company	X	X
Bonanza Creek Energy, Inc.*	X
Comstock Resources, Inc.*	X
EXCO Resources, Inc.*	X
Northern Oil & Gas, Inc.*	X
SandRidge Energy, Inc.**	X
Ultra Petroleum Corp.**	X
Matador Resources Company		X
Parsley Energy, Inc.		X
RSP Permian, Inc.		X
Sanchez Energy Corporation		X
WPX Energy, Inc.		X

*
Removed in 2017 due to low market value and other ongoing concerns

**
Removed in 2017 due to bankruptcy

Elements of Compensation

Salary Rates

        Process for Setting Salary Rates:    Salary rates are typically reviewed annually and adjusted, if deemed warranted, in the first quarter of each year. In considering adjustments to salary rates, our Compensation Committee considers both our internal performance and external market factors.

        In addition to providing a salary rate that we believe is competitive with peers, we also consider internal pay equity among each of our named executive officers' salary levels relative to the salary levels of our other officers so that it accurately reflects the officer's relative skills, responsibilities, experience and contributions to the Company. Annual salary adjustments are based on a subjective analysis of many individual factors, including:

  •
  the responsibilities of the officer;

  •
  the scope, level of expertise and experience required for the officer's position;

  •
  the strategic impact of the officer's position;

  •
  the potential future contribution of the officer; and

  •
  the actual performance of the officer during the year.

        In addition to the individual factors listed above, we also take into consideration our overall business performance and implementation of Company objectives, as well as industry trends. While these factors generally provide context for making salary decisions, salary rate decisions do not depend directly on attainment of specific goals or performance levels and no specific weighting is given to one factor over another.

        The following table presents the salaries earned by our named executive officers in 2016 and their salary rates in 2016 and 2017:

Name	2016 salary earned	2016 salary rate(1)	2017 salary rate	Salary rates' percent change
Randy A. Foutch	$758,462	$800,000	$848,000	6%
Richard C. Buterbaugh	$440,856	$465,000	$490,000	5%
Daniel C. Schooley	$344,865	$380,000	$400,000	5%
Patrick J. Curth	$360,269	$380,000	$391,000	3%
Kenneth E. Dornblaser	$331,827	$350,000	$365,000	4%

(1)
As of the first of the year in 2016, the named executive officers' salary rates remained at the level established in the beginning of 2015. As we indicated in our 2015 proxy statement, based on the industry environment in early 2016, our named executive officers recommended a 10% reduction in their salary rates effective February 28, 2016. The Compensation Committee and the Company's board of directors agreed with the recommendation. Later in the year, as a result of the improved overall performance of the Company and improved general state of the industry, effective September 5, 2016, the Compensation Committee and the board of directors approved the reinstatement of the named executive officers' 2016 salary rate levels, as shown in the table above. For this reason, the table above also reflects the actual salaries earned in 2016 by each of our named executive officers.

STIP

        Target Award Levels:    Target short-term incentive percentages for 2017 awards for each named executive officer are listed below and are calculated as a percentage of salary earned. Award levels are calculated on a threshold level of 50% of target and a maximum of 200% of target. The annual incentive target percentage varies by named executive officer and is based on differing job classifications and responsibilities. Each position is compared to similar positions in the market as well as our peer companies.

Name	2017 short-term incentive percentage target
Randy A. Foutch	125%
Richard C. Buterbaugh	90%
Daniel C. Schooley	85%
Patrick J. Curth	85%
Kenneth E. Dornblaser	85%

        Plan Mechanics:    For the 2017 fiscal year, annual cash bonuses were determined in two parts at the sole discretion of the Compensation Committee for ultimate approval by the board of directors. The objective 2017 Bonus Performance Metric Results (discussed below) established 60% of the total cash bonus, while the remaining 40% was subjectively determined by the Compensation Committee considering the Company's overall strategic performance in other areas. Individual adjustments were made after considering input provided by Messrs. Foutch and Buterbaugh regarding both Company performance in other areas, as well as individual performance factors such as leadership, commitment, motivational effect, level of responsibility and overall contribution to Laredo's success (provided that Mr. Foutch's performance was solely determined by the Compensation Committee, and Mr. Buterbaugh's performance was determined by the Compensation Committee based in part on the recommendations of Mr. Foutch). Although our cash bonus program includes the Company 2017 Bonus Performance Metrics, our Compensation Committee has the ultimate discretion to recommend to the board of directors whether to award any, and the amount of, cash bonus awards.

        Our STIP awards, for a calendar year's Company and individual performance, are also generally paid in early March of the following year after we file our Annual Report on Form 10-K and the objective metrics on which such awards are partially based have been documented.

        2017 Bonus Performance Metric Targets and Results:    Our 2017 performance metrics capture several critical performance criteria that we believe provide a quantitative measure of overall Company performance. The targets were set based on the Company's 2017 operating plan, which also takes into account our capital budget for the year. The operational metrics reflect the Company's emphasis on the development of the Company's assets through efficient capital deployment. Each metric is relatively weighted, and for each metric, a minimum threshold, a target and a stretch target are established.

        No credit is earned for a metric that fails to meet a minimum threshold. A 100% credit is earned for a metric that meets the target, and a maximum of 200% credit is earned for a metric that meets or exceeds its stretch target (with intervals between directly interpolated).

        The objective 2017 Bonus Performance Metrics consisted of a three-year average ROACE, production volume measured in million barrels of oil equivalent ("MMBOE"), drilling ROR, LOE over sales volumes ($/BOE) and general and administrative expense over sales volume ($/BOE). The minimum threshold, target and stretch target for each metric, together with the actual results and relative weighting of each metric resulting from the Company's 2017 performance, are indicated in the table below.

2017 Performance metrics	Minimum thresholds	2017 targets	Stretch targets	2017 results	Relative weighting
Return on Average Capital Employed(1)	10.0%	12.5%	15.0%	12.6%	30.0%
Production (MMBOE)	20.9	21.4	22.0	21.3	25.0%
Drilling Rate of Return(2)	30.0%	40.0%	50.0%	33.2%	20.0%
Lease Operating Expense ($/BOE)(3)	$4.30	$4.10	$3.70	$3.53	12.5%
General and Administrative Expense ($/BOE)(4)	$2.83	$2.76	$2.62	$2.75	12.5%

(1)
Based on a three-year average which compares Adjusted EBITDA, excluding adjustments for accretion of asset retirement obligations and our proportionate share of our equity method investee's depreciation and amortization for the two years prior to 2017, to total capital employed (consisting of total net debt, total stockholders' equity and tax adjustments for non-cash impairment and mark-to-market on commodity derivatives). Adjusted EBITDA is a non-GAAP financial measure that we define as net income or loss plus adjustments for income tax expense or benefit, depletion, depreciation and amortization, bad debt expense, impairment expense, non-cash stock-based compensation, accretion expense, mark-to-market on derivatives, cash premiums paid for derivatives, interest expense, write-off of debt issuance costs, gains or losses on disposal of assets, income or loss from our equity method investee, proportionate Adjusted EBITDA of our equity method investee and other non-recurring income and expenses. See our 2017 Annual Report for further information and a reconciliation of Adjusted EBITDA to net income (loss).

(2)
Calculated using the future cumulative net cash flows of our wells drilled in 2017, measured as a percentage of 2017 drilling and completion capital invested. The prices used were the 2017 oil, NGL and natural gas budget prices.

(3)
Includes both LOE and workover expenses.

(4)
Excludes non-cash stock-based compensation.

        2017 Bonus Strategic Performance Accomplishments:    As noted above, the remaining 40% of target cash bonus awards was determined subjectively by the Compensation Committee, considering the Company's strategic performance in other areas. The following were among the performance accomplishments considered by the Compensation Committee in determining the 2017 payout amount:

  •
  Continued strong performance on environmental, health and safety metrics;

  •
  Sale of our interest in the Medallion-Midland Basin pipeline system for approximately three times our invested capital; and

  •
  Strengthened our balance sheet, maintained liquidity, engaged in a robust hedging program and reduced leverage.

        Individual adjustments were made after considering Company performance in other areas as well as individual performance factors such as leadership, commitment, motivational effect, level of responsibility and overall contribution to the Company's success.

STIP payouts for 2017 performance

        Following the Compensation Committee's review of the objective 2017 Bonus Performance Metric Results and the subjective results of the Company as described above, the Compensation Committee determined in its discretion that the Company's overall performance resulted in the approval of a cash payout for officers of approximately 105% of their target bonus amounts. The short-term incentive bonuses approved by the Compensation Committee for our named executive officers approximated 105% of their target bonus amounts, aligning with the overall Company performance rating percentage. The individual awards to the named executive officers are identified in the following table. The Compensation Committee submitted its recommendations to our board of directors, which approved such recommendations. The amounts shown under the "Approved award payout" column were paid to the named executive officers in March 2018 after our financial statements had been completed and our 2017 Annual Report was filed in February 2018.

Name	2017 salary earned	2017 short-term incentive percentage target	2017 short-term incentive value at target	Approved award payout	Percent payout to target
Randy A. Foutch	$840,615	125%	$1,050,769	$1,107,000	105%
Richard C. Buterbaugh	$486,154	90%	$437,539	$460,000	105%
Daniel C. Schooley	$396,923	85%	$337,385	$355,000	105%
Patrick J. Curth	$389,308	85%	$330,912	$347,000	105%
Kenneth E. Dornblaser	$362,692	85%	$308,288	$324,000	105%

Long-term Plan-based Incentive Awards

        In connection with our initial public offering in late 2011, we adopted the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan, which was amended in 2016 (as so amended, the "Equity Incentive Plan").

        Target Award Levels:    Target incentive levels for long-term incentive awards for 2017 for each named executive officer are listed below. These remained at 2016 target levels and are calculated as a percentage of the most recent salary rate prior to the grant date. The long-term incentive target percentage varies by named executive officer and is based on differing job classifications and responsibilities. Each position is compared to similar positions in the market as well as our peer companies.

Name	2017 long-term incentive percentage target
Randy A. Foutch	525%
Richard C. Buterbaugh	400%
Daniel C. Schooley	300%
Patrick J. Curth	300%
Kenneth E. Dornblaser	300%

        Long-Term Incentive Vehicles:    For named executive officers in 2017, the Company targeted a long-term incentive vehicle mix of approximately 25% restricted stock, 25% stock options and 50% performance units. This mix of incentive vehicles, as well as the applicable vesting periods described below, were adopted by the board of directors following the recommendation of FW Cook and a review of comparable awards granted by our peer group and the industry in general. As more fully discussed above under "Alignment of Pay and Performance," we believe that by tying significant portions of our officers' total compensation to awards that are directly impacted by the performance of our common stock, we align the interests of our officers with those of our stockholders. Long-term equity incentives are generally awarded within two days following the filing of our Annual Report on Form 10-K.

  •
  Restricted Stock: The restricted shares of our common stock are subject to forfeiture until vested. So long as the recipient of such shares is an employee of the Company, generally the shares granted to each recipient will vest, and the transfer restrictions thereon will lapse ratably, over three years. Each recipient will forfeit his or her unvested shares if the recipient's employment is terminated by us for any reason or if the recipient resigns (in either case, other than for death or disability). We believe that this vesting schedule is comparable to those utilized by the peer group and will assist us in attracting new talent and retaining existing personnel. Restricted shares of common stock may be granted to new employees upon hire to attract talent to the Company. All new hire employee grants must be approved by the Chairman and Chief Executive Officer, and all executive officer grants must be approved by the Compensation Committee.

  •
  Stock Options: Stock options provide the opportunity to purchase our stock at a price that is fixed on the grant date regardless of the future market price. We consider stock options a form of performance-based compensation. If our stock price does not increase, then these stock options will have no economic value. Pursuant to the terms of the Equity Incentive Plan, the exercise price for each stock option is the closing price of a share of common stock on the NYSE on the grant date. We have issued stock options to our named executive officers only on an annual basis, following the filing of our Annual Report on Form 10-K. Therefore, generally such stock options were issued at an exercise price equal to the market close on the second trading day following the filing of our Annual Report on Form 10-K.

    The stock option awards vest ratably over four years. As with the restricted shares of our common stock, we believe that this vesting schedule is comparable to those utilized by our peer group and will enable us to retain existing personnel. The unvested portion of a stock option award will expire upon termination of employment of the optionee, and the vested portion of a stock option award will remain exercisable for (i) one year following termination of employment by reason of the optionee's death or disability or (ii) 90 days for any other reason, other than for cause. Both the unvested and vested (but unexercised) portion of a stock option award will expire upon the termination of the optionee's employment by us for cause. Unless sooner terminated, the stock option award will expire if and to the extent it is not exercised within 10 years from the date of the grant.

  •
  Performance Units: The performance unit awards granted to each recipient in 2015, 2016 and 2017 are payable in common stock of the Company. These share-based performance units are based upon achievement over a three-year performance period against performance goals established by the Compensation Committee.

    Each performance unit represents one share of common stock of the Company. With respect to performance unit awards granted in 2015, 2016 and 2017, the amount of stock payable at the end of the performance period was or will be determined by multiplying the number of performance units by the applicable total shareholder return modifier ("TSR Modifier"). The TSR Modifier is determined as follows:

Level of Performance	TSR Performance	TSR Modifier(1)(2)
Below Threshold	<40th Percentile	0%
Threshold	40th Percentile	50%
Target	60th Percentile	100%
Maximum	≥80th Percentile	200%

(1)
Amounts between percentages are interpolated on a straight-line basis.

(2)
With respect to performance units granted in 2016 and 2017, the recipient's maximum payout will be limited to 150% of TSR in the event our stock price has declined during the relevant performance period, even if our TSR among our performance peer group would otherwise call for a payout in excess of 150%.

        The following table shows the peer group used to measure TSR performance (the "Performance Group") for awards granted in 2015, 2016 and 2017:

Performance Group
Company	2015	2016	2017
Cimarex Energy Co.	X	X	X
Concho Resources, Inc.	X	X	X
Diamondback Energy, Inc.	X	X	X
Energen Corp.	X	X	X
EP Energy Corp.	X	X	X
Parsley Energy, Inc.	X	X	X
QEP Resources, Inc.	X	X	X
RSP Permian, Inc.	X	X	X
SM Energy Company	X	X	X
Clayton Williams Energy, Inc.*	X	X
Rosetta Resources, Inc.*	X
Whiting Petroleum Corp.		X	X
Callon Petroleum Company			X
Pioneer Natural Resources Co.			X
WPX Energy, Inc.			X

*
Removed due to acquisition

        As noted above, our performance units awarded in 2015, 2016 and 2017 are payable in shares of common stock (with a three-year cliff vest). Therefore, not only are such awards subject to achieving a minimum relative TSR, but these awards are further directly impacted by movements in our stock price.

        Each recipient will forfeit his or her performance unit awards if the recipient's employment with us is terminated by the Company for any reason or if the recipient resigns (in either case, other than for death or disability). If the employment is terminated due to death or disability, the recipient is entitled to receive a pro-rated performance unit. Generally, grants of performance unit awards will be made in the first quarter of each year, when our results of operations for the previous year have generally been determined and when our Compensation Committee is normally meeting to discuss short-term incentive payouts based on the prior-year results.

        Based in part upon the recommendation of FW Cook, beginning with grants made in 2016, the Compensation Committee included key employee non-officers in the group of employees who receive performance units as a part of their total overall compensation. Before this change, these employees received only restricted stock, and in some limited cases, stock options, as a long-term incentive. Following this change, such employees now receive a smaller percentage of restricted stock, with the balance of their long-term incentive awarded in the form of performance units. We believe this change more closely aligns the interests of these key employees with the interests of our stockholders and provides a retention benefit to the Company.

LTIP Awards in 2017

        For our named executive officers, the Company's LTIP awards in 2017 targeted a long-term incentive vehicle mix of approximately 25% restricted stock, 25% stock options and 50% performance units.

        The following table presents the grants in the form of long-term incentive compensation to the named executive officers in 2017. The grant date, numbers awarded, fair values (which were computed in accordance with FASB ASC Topic 718 as described in Note 7 to our audited consolidated financial statements in our 2017 Annual Report, not the value used in accordance with determining the grant numbers awarded) and share-settled performance units estimated future payout in shares were as follows:

						Share-settled performance units(3)
		Restricted stock(1)		Stock options(2)				Share-settled performance units estimated future payout in shares(4)
		Number of shares of stock	Grant date fair value ($)	Number of shares of stock	Grant date fair value ($)	Number of units	Grant date fair value ($)
Name	Grant date							Threshold	Target	Maximum
Randy A. Foutch	2/17/2017	79,217	1,118,544	119,826	985,395	158,434	3,004,622	79,217	158,434	316,868
Richard C. Buterbaugh	2/17/2017	34,875	492,435	52,754	433,825	69,751	1,322,793	34,876	69,751	139,502
Daniel C. Schooley	2/17/2017	21,352	301,490	32,298	265,604	42,705	809,879	21,353	42,705	85,410
Patrick J. Curth	2/17/2017	20,872	294,713	31,571	259,626	41,744	791,654	20,872	41,744	83,488
Kenneth E. Dornblaser	2/17/2017	19,484	275,114	29,472	242,364	38,968	739,009	19,484	38,968	77,936

(1)
The restricted stocks' grant date fair value is determined based on the closing price of our common stock on the NYSE on February 17, 2017, which was $14.12 per share. These shares vest 33%, 33% and 34% on a time basis per year beginning on the first anniversary date of the grant.

(2)
We utilize the Black-Scholes option pricing model to measure the grant date fair value of stock option awards granted under our Equity Incentive Plan. Stock option awards vest and become exercisable in four equal installments on each of the four anniversaries of the grant date. These stock option awards have an exercise price of $14.12 per share, which was the February 17, 2017 closing price of our common stock on the NYSE, and an expiration date of February 17, 2027.

(3)
We utilize a Monte Carlo simulation to measure the share-settled performance units' grant date fair value. These share-settled performance units have a three-year cliff vest and a performance period of January 1, 2017 to December 31, 2019.

(4)
As noted on page 34, performance units are payable in stock for achievement of a "Threshold" level of performance, i.e., achievement over a three-year period of TSR performance equaling the 40th percentile (50% of performance units payable in stock), at the "Target" level of performance, i.e., achievement over a three-year period of TSR performance equaling the 60th percentile (100% of performance units payable in stock) and are also payable for achievement of the "Maximum" level of performance, i.e., achievement over a three-year period of TSR performance equaling or exceeding the 80th percentile (200% of performance units payable in shares). All intervening percentages are directly interpolated. In the event that the "Start Average Stock Price" is greater than the "End Average Stock Price" plus "Dividends" (as such terms are defined in the award agreement), then, unless otherwise determined by the board of directors or Compensation Committee, the TSR modifier shall be no greater than 150%.

Compensation Program for 2018

2018 Peer Group Changes

        As part of its annual compensation review, beginning in the fall of 2017 and continuing as part of ongoing discussions with our Compensation Committee, FW Cook again reviewed our Compensation Group and Performance Group to consider whether the groups were still appropriate in terms of composition and if they should be consolidated.

        FW Cook recommended that we consolidate our Compensation Group and Performance Group into a single group. FW Cook also suggested possible companies to add to the group. Consolidating the group more closely aligns our compensation and performance comparisons. Expanding the group provides a broader base of comparison and smooths out the dramatic effects on compensation and performance that can result from a small sample size.

        Our Compensation Committee reviewed and discussed these recommendations and ultimately adopted the recommended changes. As a result, with respect to compensation matters in 2018, our peer group consists of the companies listed below:

2018 Combined Peer Group

Callon Petroleum Company	Parsley Energy, Inc.
Carrizo Oil & Gas, Inc.	PDC Energy, Inc.
Centennial Resource Development Inc.	QEP Resources, Inc.
Diamondback Energy, Inc.	Range Resources Corp.
Eclipse Resources Corp.	Resolute Energy Corporate
Energen Corporation	RSP Permian, Inc.
EP Energy Corp.	Sanchez Energy Corporation
Extraction Oil & Gas Inc.	SM Energy Company
Jagged Peak Energy Inc.	SRC Energy Inc.
Matador Resources Company	Whiting Petroleum Corp.
Newfield Exploration Co.	Wildhorse Resource Development Corp.
Oasis Petroleum	WPX Energy, Inc.

2018 Salary Rates

        In February 2018, following an extended review of data provided by FW Cook with respect to target pay elements of our Compensation Group, and in accordance with our compensation philosophy of targeting our officer salary rate at the market median, our Compensation Committee and our board of directors approved the 2018 salary rates for our named executive officers indicated in the table below. We believe the new salary rates reflect the approximate median of our peer group.

        The following table presents the salary rates of our named executive officers in 2017 and 2018:

Name	2017 salary rate	2018 salary rate	Salary rates' percent change
Randy A. Foutch	$848,000	$848,000	—%
Richard C. Buterbaugh	$490,000	$500,000	2%
Daniel C. Schooley	$400,000	$420,000	5%
Patrick J. Curth(1)	$391,000	$391,000	—%
Kenneth E. Dornblaser	$365,000	$375,000	3%

(1)
Mr. Curth's 2018 salary rate amount presented above was effective up until his March 1, 2018 resignation as Senior Vice President—Exploration and Land, when he transitioned to a non-executive, non-officer role as Senior Advisor in anticipation of his retirement in March of 2019. As of March 1, 2018, Mr. Curth receives an annual salary rate of $293,250, which is based on Mr. Curth being available to fulfill a work schedule of 40 hours per week, subject to reduction for proration.

2018 STIP Target Award Levels

        Following consultation with FW Cook, our Compensation Committee determined not to change the STIP percentage target award levels. Therefore, the STIP target award levels remain as indicated in the following table.

Name	2017 short- term incentive percentage target	2018 short- term incentive percentage target
Randy A. Foutch	125%	125%
Richard C. Buterbaugh	90%	90%
Daniel C. Schooley	85%	85%
Patrick J. Curth(1)	85%	—%
Kenneth E. Dornblaser	85%	85%

(1)
Effective March 1, 2018, Mr. Curth resigned from his position as Senior Vice President—Exploration and Land and transitioned to a non-executive, non-officer role as Senior Advisor in anticipation of his retirement in March of 2019, and therefore no longer has an STIP target level.

2018 STIP Performance Metrics

        Effective for 2018, following consultation with certain of our investors and FW Cook, our Compensation Committee recommended, which recommendation was approved by the board of directors, to update the objective bonus performance metrics and relative weightings for our STIP for 2018 as reflected below. We believe that these updated metrics and relative weightings are better aligned with our 2018 business strategy, place a focus on capital efficiency and provide the type of incentives sought by our board of directors and investors.

2018 Performance metrics	Relative weighting
Cash Flow Return on Average Capital Employed(1)	40.0%
Proved Developed Reserves (BOE)/Debt-Adjusted Share(2)	25.0%
Drilling Rate of Return(3)	20.0%
Production (MBOE)	15.0%

(1)
Based on a three-year average which compares Adjusted EBITDA, excluding adjustments for accretion of asset retirement obligations and our proportionate share of our equity method investee's depreciation and amortization for the years ended 2016 and 2017, to total capital employed (consisting of total net debt, total stockholders' equity and tax adjustments for non-cash impairment and mark-to-market on commodity derivatives). Adjusted EBITDA is a non-GAAP financial measure that we define as net income or loss plus adjustments for income tax expense or benefit, depletion, depreciation and amortization, bad debt expense, impairment expense, non-cash stock-based compensation, accretion expense, mark-to-market on derivatives, cash premiums paid for derivatives, interest expense, write-off of debt issuance costs, gains or losses on disposal of assets, income or loss from equity method investee, proportionate Adjusted EBITDA of our equity method investee and other non-recurring income and expenses. See our 2017 Annual Report for further information and a reconciliation of Adjusted EBITDA to net income (loss).

(2)
Proved developed reserves are estimated as of December 31, 2018. Debt-adjusted share is calculated as net debt at December 31, 2018 divided by the closing price of our common stock on the NYSE at December 31, 2018, plus common shares outstanding as of December 31, 2018.

(3)
Calculated using the future cumulative net cash flows of our wells drilled in 2018, measured as a percentage of 2018 drilling and completion capital invested utilizing budget prices for oil, NGL and natural gas.

        In addition, effective for 2018, our Compensation Committee approved changing the STIP payout determination weighting to 70% based on objective performance metrics and 30% based on subjective criteria. This change was also adopted by our board of directors.

2018 LTIP Target Award Levels

        Following consultation with FW Cook and a review of data associated with our peer group and the industry in general, our Compensation Committee determined that an adjustment was required to the long-term incentive percentage targets of certain of our named executive officers in order to continue to meet our objective of targeting the market median. Prior to 2018, target long-term incentive values for our named executive officers remained flat for the prior four years. The 2018 long-term incentive targets for our named executive officers are set out below.

Name	2017 long- term incentive percentage target	2018 long- term incentive percentage target
Randy A. Foutch	525%	680%
Richard C. Buterbaugh	400%	520%
Daniel C. Schooley	300%	515%
Patrick J. Curth(1)	300%	—%
Kenneth E. Dornblaser	300%	300%

(1)
Effective March 1, 2018, Mr. Curth resigned from his position as Senior Vice President—Exploration and Land and transitioned to a non-executive, non-officer role as Senior Advisor in anticipation of his retirement in March of 2019, and therefore no longer has an LTIP target level.

2018 LTIP Awards

        Prior to the grant of performance unit awards in 2018 and following discussion with and input from FW Cook, the Compensation Committee also determined to change the structure of our LTIP program in two respects. First, for 2018, no stock options were granted to our named executive officers. Instead, their 2018 long-term incentive awards will consist of approximately 50% restricted shares and 50% performance unit awards.

        Second, with respect to performance unit awards granted in 2018, the amount of stock potentially payable at the end of the performance period will be determined based on three criteria: (i) relative three-year total shareholder return comparing the Company's shareholder return to the shareholder return of the selected peer group ("RTSR Performance Percentage"), (ii) absolute three-year total shareholder return ("ATSR Appreciation") and (iii) three-year return on average capital employed ("ROACE Percentage"). The RTSR Performance Percentage, ATSR Appreciation and ROACE Percentage will be used to identify the RTSR factor, the ATSR factor and ROACE factor, respectively, which are used to compute the "Performance Multiple" and ultimately to determine the final number of shares associated with each performance share unit granted at the maturity date (with all partial shares rounded, as appropriate).

        In computing the Performance Multiple, the RTSR Factor is given a 25% weight, the ATSR Factor a 25% weight and the ROACE Factor a 50% weight so that the Performance Multiple is equal to (.25) RTSR Factor + (.25) ATSR Factor + (.50) ROACE Factor.

        We refer you to our Form 8-K filed with the SEC on February 23, 2018 for a complete copy of the 2018 performance unit agreement, including Exhibit A thereto, which contains a more complete explanation of the performance goals.

        The number of shares of restricted stock awards, share-settled performance units, as well as a one-time restricted stock award granted in recognition of the successful sale of Medallion, granted on February 16, 2018 to our named executive officers, are outlined below. These grants were calculated based on the average closing price of our stock for the 10 trading days ended February 15, 2018 (the filing date of our 2017 Annual Report). This 10-day average closing price was $8.28.

        The grant quantities and the fair values, made in accordance with the applicable accounting principles footnoted below, were as follows:

		Restricted stock(1)		Share-settled performance units(2)		Medallion Award(3)
Name	Grant date	Number of shares of stock	Grant date fair value ($)	Number of units	Grant date fair value ($)	Number of shares of stock	Grant date fair value ($)
Randy A. Foutch	2/16/2018	348,213	2,911,061	348,213	3,210,524	104,469	873,361
Richard C. Buterbaugh	2/16/2018	157,005	1,312,562	157,005	1,447,586	44,082	368,526
Daniel C. Schooley	2/16/2018	130,616	1,091,950	130,616	1,204,280	25,966	217,076
Patrick J. Curth	2/16/2018	—	—	—	—	27,174	227,175
Kenneth E. Dornblaser	2/16/2018	67,935	567,937	67,935	626,361	25,966	217,076

(1)
The restricted stocks' grant date fair value is computed in accordance with FASB ASC Topic 718 and is determined based on the closing price of our common stock on the NYSE on February 16, 2018, which was $8.36 per share. These shares vest 33%, 33% and 34% on a time basis per year beginning on the first anniversary date of the grant.

(2)
The $9.22 per unit grant date fair value was computed in accordance with FASB ASC Topic 718 and consists of a (i) $10.08 per unit grant date fair value, determined utilizing a Monte Carlo simulation, for the combined (.25) RTSR Factor and (.25) ATSR Factor and (ii) $8.36 per unit grant date fair value for the (.50) ROACE Factor determined based on the closing price of our common stock on the NYSE on February 16, 2018. These share-settled performance units have a three-year cliff vest and a performance period of January 1, 2018 to December 31, 2020.

(3)
The restricted stock awards were granted to recognize the successful sale of Medallion while also aligning the equity award with the interests of shareholders. The restricted stocks' grant date fair value is computed in accordance with FASB ASC Topic 718 and is determined based on the closing price of our common stock on the NYSE on February 16, 2018, which was $8.36 per share. These shares have a one-year cliff vest.

Other Benefits

  •
  Health and welfare benefits.

  •
  Our named executive officers are eligible to participate in all of our employee health and welfare benefit plans on the same basis as other employees (subject to applicable law). These plans include medical, vision and dental insurance, dependent care flexible spending account, medical flexible spending account or health savings account, as well as short- and long-term disability benefits. These benefits are provided in order to ensure that we are able to competitively attract and retain officers and other employees. This is a fixed component of compensation, and these benefits are provided on a non-discriminatory basis to all employees.

  •
  Retirement benefits.

  •
  Our named executive officers also participate in our defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code") on the same basis as our other employees. The plan allows eligible employees to make contributions up to 100% of their annual compensation, not to exceed annual limits established by the federal government. We make matching contributions in cash of up to 6% of an employee's eligible compensation and may make additional discretionary contributions in the form of cash.

  •
  Perquisites.

  •
  We believe that the total mix of compensation and benefits provided to our executive officers is currently competitive and, therefore, perquisites do not play a significant role in our executive officers' total compensation. Nevertheless, Laredo provides limited perquisites and benefits to its officers, including reimbursement for cell phone charges, information technology assistance and monthly dues at a downtown lunch/dinner club.

  •
  A charitable matching gift program is offered to all Laredo employees and members of our board of directors. This program is a way the Company can support employees and board members in their efforts to give back to the communities in which they work and live. The Company will match dollar-for-dollar contributions made by employees or members of our board of directors, up to $1,000 per calendar year. Gifts will only be matched if they are requested for organizations eligible under Section 501(c)(3) of the Code. The minimum contribution that will be matched is $100 per calendar year. In order for the Company to provide the matching gift, there can be no direct benefit, reward or consideration to the employee or board member when making the donation.

  •
  Other benefits.

  •
  Effective January 1, 2013, we entered into an aircraft lease with Lariat Ranch LLC ("Lariat Ranch"), the aircraft owner and an entity controlled by Mr. Foutch, and our board of directors adopted a revised aircraft use policy. Under this arrangement, as amended in 2014 and 2015, we pay an hourly rate for the use of the aircraft and also pay for all operating costs associated with our use of the aircraft, as well as expenses related to the flight crew and other expenses during such use. For further details, see the "Summary compensation table" in "—Summary Compensation" and "TRANSACTIONS WITH RELATED PERSONS—Other Related-Party Transactions."

Employment, Severance or Change in Control Agreements

        We do not currently maintain any long-term employment agreements. On November 9, 2011, the Company adopted the Laredo Petroleum, Inc. Change in Control Executive Severance Plan (as amended, the "Change in Control and Executive Severance Plan"), which provides severance payments and benefits to our named executive officers and eligible persons with the title of vice president and above, as determined by our Compensation Committee. The policy provides an eligible participant with a lump-sum cash severance payment and continued health benefits in the event that the participant experiences a qualifying termination event within the 18-month period following the occurrence of a qualifying change in control event ("double trigger"). In the event that an eligible executive's employment is terminated without cause by the employer or for good reason by the executive within the 18-month period following the occurrence of a change in control, the executive would become entitled to receive 100% (in the case of our Chief Executive Officer, 300%, and in the case of our other named executive officers, 200%) of the executive's salary rate and 200% (in the case of our Chief Executive Officer, 300%, and in the case of our other named executive officers, 200%) of the executive's target bonus and prorated amount of such target bonus for the fiscal year in which the change of control payment is triggered. In addition, the executive would receive Company-paid COBRA continuation coverage for up to 18 months following the date of termination. The policy contains a modified cutback provision whereby payments payable to an executive may be reduced if doing so would put the executive in a more advantageous after-tax provision than if payments were not reduced and the executive became subject to excise taxes under Section 4999 of the Code and loss of deduction under Section 280G of the Code. We believe these severance levels are comparable to those utilized by our peer group. Effective March 1, 2018, Mr. Curth resigned from his position as Senior Vice President—Exploration and Land and transitioned to a non-executive, non-officer role as Senior

Advisor in anticipation of his retirement in March of 2019. If a Change in Control (as defined in the Change in Control and Executive Severance Plan) occurs within 12 months of March 1, 2018, all of Mr. Curth's outstanding equity awards will become fully vested and he will be entitled to receive severance payments (as defined in the Change in Control and Executive Severance Plan) based on his last full annual salary and bonus immediately prior to his resignation as Senior Vice President—Exploration and Land. Upon Mr. Curth's termination of employment as a Senior Advisor (and provided that no Change in Control occurs within 12 months of March 1, 2018), (i) all of Mr. Curth's outstanding equity awards will vest on an accelerated basis, subject to Mr. Curth's execution of a non-compete agreement and release of claims against the Company, (ii) medical, dental and vision plan coverage will end on the last day of the month in which the termination occurs and (iii) he will be entitled to COBRA coverage for 18 months after termination.

        We believe that our Change in Control Executive Severance Plan, including its requirement of a "double trigger," provides suitable incentive for our officers to remain with the Company in the event of a potential change in control through the consummation of any such transaction. We further believe such an incentive is to the benefit of our stockholders as well as any potential purchaser in connection with a change in control transaction, as it helps to ensure the continued operation and seamless transition of the Company prior to and through the conclusion of any such transaction. The compensation "multipliers" among the different categories of our officers were established based upon information provided by FW Cook regarding both our peer group and the industry in general.

Other Matters

Risk assessment

        The Compensation Committee and management have reviewed our compensation policies as generally applicable to our employees and believe that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

        Our compensation philosophy and culture support the use of salary rate, cash bonuses and long-term incentive equity compensation that are generally uniform in design and operation throughout our organization and with all levels of employees. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

  •
  Our overall compensation levels are competitive with the market; and

  •
  Our compensation mix is balanced among (i) fixed components such as salary rate and benefits, (ii) cash bonuses and (iii) long-term incentive equity awards that reward our employees based on long-term overall financial performance and operational measures.

        Furthermore, prior to our initial public offering in 2011, we provided our officers the opportunity to invest in our equity, which all of our named executive officers who were with the Company at the time did, and now we provide our officers with the opportunity to be awarded long-term incentive equity that continues to align their interests with those of our stockholders.

        In summary, because the Compensation Committee focuses on the Company's performance, with only some consideration given to the specific individual performance of the employee when making compensation decisions, we believe our historical compensation programs did not, and our current compensation programs do not, encourage excessive and unnecessary risk taking by executive officers (or other employees). These programs were and are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. We set performance goals that we believe are appropriate in light of our past performance and market conditions. The Compensation Committee will continue to monitor all levels of compensation to attempt to ensure that no element of compensation encourages excessive and unnecessary risk-taking.

Equity ownership guidelines

        The Compensation Committee recommended, and the board of directors approved, stock ownership guidelines for directors and the executive management team in order to further align the interest of our directors and officers with those of our stockholders. Individuals have three years from their hire, promotion or appointment date to reach the following stock ownership guidelines (as a multiple of salary rate): (i) Chief Executive Officer: 5x, (ii) President and Chief Operating Officer: 3x, (iii) Executive and Senior Vice Presidents: 2x, (iv) Vice Presidents: 1x and (v) directors: $400,000 worth of Company stock. Stock actually owned, as well as stock awarded under restricted stock awards, is included for purposes of satisfying these guidelines. No stock potentially exercisable under stock option awards is included. Based on the highest closing price of our common stock since March 9, 2018 ($8.96), all of our officers and directors have satisfied the stock ownership guidelines.

Compensation Consultant and Conflict of Interest Analysis

        Since July 2012, the Compensation Committee has engaged FW Cook to serve as its independent compensation adviser. FW Cook did not provide any services to the Company outside of the scope of its engagement by the Compensation Committee. In accordance with the requirements of Item 407(e)(3)(iv) of Regulation S-K, the Compensation Committee considered the relationships that FW Cook has had with the Company, the members of the Compensation Committee and our executive officers, as well as the policies that FW Cook has in place to maintain its independence and objectivity, and determined that no conflicts of interest arose from the work performed by FW Cook. It is anticipated that the relationship will continue during 2018. The Compensation Committee's objective when engaging FW Cook was to assess our level of competitiveness for executive-level talent and provide recommendations for attracting, motivating and retaining key employees, including identifying industry best practices.

        At the request of the Compensation Committee, FW Cook has undertaken comprehensive market reviews annually, which have been utilized by the Compensation Committee when making its recommendations to the Company's board of directors for the compensation programs, including adjustments to the current programs that were made in 2017 and later, as described above.

Tax and accounting implications

        In prior years, the Compensation Committee generally structured the Company's compensation program with the intent to preserve any deductions under Code Section 162(m), which generally limits the deductibility of annual compensation paid to a "covered employee" in excess of $1 million, unless certain exceptions are met, such as the exception for qualified performance-based compensation. Pursuant to the Tax Cuts and Jobs Act of 2017 (the "Tax Act") as of January 1, 2018, the exception under Code Section 162(m) for qualified performance-based compensation was eliminated and the definition of "covered employee" was expanded to include the chief financial officer and certain former named executive officers of a Company. The Tax Act includes a transition rule under which the changes to Code Section 162(m) will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, and is not materially modified after that date. However, given the loss of the qualified performance-based compensation exception, non-grandfathered awards may result in non-deductible compensation amounts.

Policies against hedging and pledging stock

        Under the terms of our Insider Trading Policy that is applicable to our directors and named executive officers, such persons are prohibited from engaging in hedging transactions that are designed to hedge or offset a decrease in market value of such person's common stock in the Company. We prohibit such conduct because to allow such activity, the director or officer could then no longer be exposed to the full risks of ownership and may no longer have the same objectives as the Company's other stockholders.

        In addition, our directors and named executive officers may not hold their Company securities in a margin account and may not, without prior approval and in very limited circumstances, pledge Company securities as collateral for any other loan. The only exception to the prohibition on pledging securities may exist in the case of a non-margin loan where the director or officer was clearly able to demonstrate the financial ability to repay the loan without resort to the pledged securities, and only if such pledge was pre-approved by our General Counsel. No shares owned by our directors or named executive officers are currently pledged.

COMPENSATION COMMITTEE REPORT

        Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors
Pamela S. Pierce, Chair James R. Levy, Member Dr. Myles W. Scoggins, Member Donald D. Wolf, Member

        The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

Summary Compensation

        The following table summarizes, with respect to our named executive officers, information relating to the compensation (as defined by the SEC) for services rendered in all capacities during the fiscal years ended December 31, 2017, 2016 and 2015.

Summary compensation table

Name and principal position	Year	Salary ($)(1)	STIP bonus ($)(1)	Restricted stock awards ($)(2)	Stock option awards ($)(2)	Share-settled performance units ($)(2)	All other compensation ($)(3)	Total ($)
Randy A. Foutch,	2017	840,615	1,107,000	1,118,544	985,395	3,004,622	47,426	7,103,602
Chairman and Chief	2016	758,462	1,650,000	2,402,883	3,023,806	6,942,950	46,200	14,824,301
Executive Officer	2015	800,000	863,000	955,342	1,033,365	2,598,756	41,996	6,292,459
Richard C. Buterbaugh,	2017	486,154	460,000	492,435	433,825	1,322,793	21,214	3,216,421
Executive Vice President and	2016	440,856	680,000	1,064,134	1,339,115	3,074,728	19,914	6,618,747
Chief Financial Officer	2015	465,000	397,300	423,086	457,636	1,150,869	20,451	2,914,342
Daniel C. Schooley,	2017	396,923	355,000	301,490	265,604	809,879	20,264	2,149,160
Senior Vice President—	2016	344,865	550,000	719,938	712,758	1,636,557	19,464	3,983,582
Operations	2015	330,000	227,800	225,191	243,577	612,568	18,311	1,657,447
Patrick J. Curth,	2017	389,308	347,000	294,713	259,626	791,654	23,058	2,105,359
Senior Vice President—	2016	360,269	525,000	652,212	820,747	1,884,514	22,758	4,265,500
Exploration and Land	2015	380,000	278,700	259,310	280,485	705,381	19,601	1,923,477
Kenneth E. Dornblaser,	2017	362,692	324,000	275,114	242,364	739,009	20,864	1,964,043
Senior Vice President and	2016	331,827	485,000	600,721	755,954	1,735,733	11,579	3,920,814
General Counsel	2015	350,000	256,700	471,439	258,341	649,693	4,301	1,990,474

(1)
The amounts presented in these columns reflect the actual amounts earned in 2017, 2016 and 2015, even if paid in another year.

(2)
For the 2017 and 2015 LTIP awards, the amounts presented in these columns reflect the grant date fair value of the restricted stock awards, stock option awards and share-settled performance unit awards computed in accordance with FASB ASC Topic 718. For the 2016 LTIP awards, on February 9, 2016, our board of directors approved the value for grants to the named executive officers. The closing price of our stock on this date was $6.10. In accordance with prior practice, the number of shares of restricted stock awards, stock option awards and share-settled performance units to be issued pursuant to such approval were calculated based on the average closing price of our stock for the 10 trading days ended February 19, 2016 (two days after the filing of our 2015 Annual Report on Form 10-K). This 10-day average closing price was $5.40. As previously noted, these grants were contingent on the subsequent approval of the amendment to our Equity Incentive Plan by our stockholders. If the grant of these shares had not been subject to subsequent stockholder approval, the shares would have been valued using the February 19, 2016 closing price of $4.10 in compliance with applicable accounting principles. On May 25, 2016, our stockholders approved the amendment to our Equity Incentive Plan. On May 25, 2016 the closing price of our stock was $12.36. In accordance with FASB ASC Topic 718, the restricted stock awards, stock option awards and share-settled performance unit awards were valued on the date of stockholder approval. Please refer to Note 7 to our audited consolidated financial statements in our 2017 Annual Report for disclosures regarding fair value estimates of restricted stock awards, stock option awards and share-settled performance unit awards.

(3)
The amounts presented in this column include the aggregate value of matching contributions to our 401(k) plan, the dollar values of life insurance coverage, charitable gifts made on behalf of named executive officers pursuant to our charitable gift matching program, and wellness reimbursements. Each of our named executive officers received matching contributions to our 401(k) plan of $16,200 for 2017. The amounts presented in this column for Mr. Foutch include the aggregate incremental cost of expenses that were paid by us pursuant to the terms of the Aircraft Lease (as defined below) and our aircraft use policy, which would otherwise have been paid by Lariat Ranch, an entity controlled by Mr. Foutch, for the use of Lariat Ranch's aircraft not directly related to Laredo's business. These payments during the years 2017, 2016 and 2015, were $23,868, $23,442 and $22,371 respectively, and they represent only a portion of the total costs incurred by Lariat Ranch of flying the aircraft. For further details, please see "TRANSACTIONS WITH RELATED PERSONS—Other Related-Party Transactions."

Realized Compensation

        The calculation of total compensation, as shown in the Summary Compensation Table on page 46, includes items driven by accounting assumptions as defined by the SEC. As a result, total compensation as defined by the SEC differs substantially from the compensation actually realized by our named executive officers in a particular year. To supplement the SEC-required disclosure, the table below shows compensation actually realized by the named executive officers. These amounts are not a substitute for the amounts reported as total compensation as defined by the SEC. Realized compensation includes each named executive officer's earned salary, earned STIP bonus, value realized on vesting of stock awards, value realized on exercise of stock options, value realized on vesting of share-settled and cash-settled performance awards and all other compensation, which includes matching contributions to our 401(k) plan, the dollar values of life insurance coverage, charitable gifts made on behalf of named executive officers pursuant to our charitable gift matching program, and wellness reimbursements.

        The following table summarizes, with respect to our named executive officers, information relating to the realized compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2017, 2016 and 2015.

	Realized compensation
Name	2017	2016	2015(1)
Randy A. Foutch(2)	$4,261,781	$2,739,655	$5,229,936
Richard C. Buterbaugh	$1,971,210	$1,257,081	$2,513,572
Daniel C. Schooley	$1,318,351	$1,005,663	$1,046,781
Patrick J. Curth	$1,648,098	$984,246	$1,592,260
Kenneth E. Dornblaser	$1,274,237	$895,537	$1,319,589

(1)
A portion of the value realized on vesting of stock awards are the restricted unit awards in our predecessor Laredo Petroleum, LLC ("Laredo LLC") that vested during the year ended December 31, 2015, which were exchanged in connection with the corporate reorganization and initial public offering.

(2)
The amounts presented for Mr. Foutch include the aggregate incremental cost of expenses that were paid by us pursuant to the terms of the Aircraft Lease (as defined below) and our aircraft use policy, which would otherwise have been paid by Lariat Ranch, an entity controlled by Mr. Foutch, for the use of Lariat Ranch's aircraft not directly related to Laredo's business. For further details, please see "TRANSACTIONS WITH RELATED PERSONS—Other Related-Party Transactions."

        The lower comparative realized compensation in 2016 is mainly due to (i) the lower price of our common stock at the time of the vesting of stock awards during 2016 and (ii) there being no performance awards vesting in 2016, whereas there were share-settled performance awards vesting in 2017 and cash-settled performance awards vesting in 2015.

Grants of Plan-Based Awards for the Year Ended December 31, 2017

        The following table provides information concerning each stock award (referred to in the table collectively as "stock awards") granted to our named executive officers under any plan that was transferred during the year ended December 31, 2017. The fair values were computed in accordance with FASB ASC Topic 718 as described in Note 7 to our audited consolidated financial statements in our 2017 Annual Report, not the value used in accordance with determining the grant numbers awarded.

Grants of plan-based awards table for the year ended December 31, 2017

		Restricted stock(1)		Stock options(2)		Share-settled performance units(3)		Share-settled performance units estimated future payout in shares(4)
Name	Grant date	Number of shares of stock	Grant date fair value ($)	Number of shares of stock	Grant date fair value ($)	Number of units	Grant date fair value ($)	Threshold	Target	Maximum
Randy A. Foutch	2/17/2017	79,217	1,118,544	119,826	985,395	158,434	3,004,622	79,217	158,434	316,868
Richard C. Buterbaugh	2/17/2017	34,875	492,435	52,754	433,825	69,751	1,322,793	34,876	69,751	139,502
Daniel C. Schooley	2/17/2017	21,352	301,490	32,298	265,604	42,705	809,879	21,353	42,705	85,410
Patrick J. Curth	2/17/2017	20,872	294,713	31,571	259,626	41,744	791,654	20,872	41,744	83,488
Kenneth E. Dornblaser	2/17/2017	19,484	275,114	29,472	242,364	38,968	739,009	19,484	38,968	77,936

(1)
The restricted stocks' grant date fair value is determined based on the closing price of our common stock on the NYSE on February 17, 2017, which was $14.12 per share. These shares vest 33%, 33% and 34% on a time basis per year beginning on the first anniversary date of the grant.

(2)
We utilize the Black-Scholes option pricing model to measure the grant date fair value of stock option awards granted under our Equity Incentive Plan. Stock option awards vest and become exercisable in four equal installments on each of the four anniversaries of the grant date. These stock option awards have an exercise price of $14.12 per share, which was the February 17, 2017 closing price of our common stock on the NYSE, and an expiration date of February 17, 2027.

(3)
We utilize a Monte Carlo simulation to measure the share-settled performance units' grant date fair value. These share-settled performance units have a three-year cliff vest and a performance period of January 1, 2017 to December 31, 2019.

(4)
As noted on page 34, performance units are payable in stock for achievement of a "Threshold" level of performance, i.e., achievement over a three-year period of TSR performance equaling the 40th percentile (50% of performance units payable in stock), at the "Target" level of performance, i.e., achievement over a three-year period of TSR performance equaling the 60th percentile (100% of performance units payable in stock) and are also payable for achievement of the "Maximum" level of performance, i.e., achievement over a three-year period of TSR performance equaling or exceeding the 80th percentile (200% of performance units payable in shares). All intervening percentages are directly interpolated. In the event that the "Start Average Stock Price" is greater than the "End Average Stock Price" plus "Dividends" (as such terms are defined in the award agreement), then, unless otherwise determined by the board of directors or Compensation Committee, the TSR modifier shall be no greater than 150%.

Laredo Petroleum, Inc. Omnibus Equity Incentive Plan

        Under the Equity Incentive Plan, awards of stock options, including both incentive stock options and non-statutory stock options, stock appreciation rights, restricted stock and restricted stock units, stock bonus awards, performance unit awards and performance compensation awards (payable in cash or otherwise) may be granted. Subject to adjustment for certain corporate events, 24,350,000 shares is currently the maximum number of shares of our common stock authorized and reserved for issuance under the Equity Incentive Plan.

        Eligibility.    Our employees, consultants and directors and those of our affiliated companies, as well as those whom we reasonably expect to become our employees, consultants and directors or those of our affiliated companies are eligible for awards, provided that incentive stock options may be granted only to employees. A written agreement between us and each participant will evidence the terms of each award granted under the Equity Incentive Plan.

        Shares subject to the Equity Incentive Plan.    The shares that may be issued pursuant to awards are our common stock, $0.01 par value per share, and currently the maximum aggregate amount of common stock that may be issued upon exercise of all awards under the Equity Incentive Plan, including incentive stock options, may not exceed 24,350,000 shares, subject to adjustment to reflect certain corporate transactions or changes in our capital structure. In addition, currently (i) the maximum number of shares with respect to which stock options and/or stock appreciation rights may be granted to any participant in any one-year period is limited to 14,350,000 shares, (ii) the maximum number of shares with respect to which incentive stock options may be granted under the Equity Incentive Plan may not exceed 14,350,000 shares, (iii) no more than 14,350,000 shares may be earned in respect of performance unit awards denominated in shares granted to any single participant for a single calendar year during a performance period, or in the event that the performance unit is paid in cash, other securities, other awards or other property, no more than the fair market value of 14,350,000 shares of common stock on the last day of the performance period to which the award related, and (iv) the maximum amount that can be paid to any single participant in one calendar year pursuant to a cash bonus award is $5 million and awards in respect of no more than 1,435,000 shares may be granted to any non-employee director in a single calendar year, in each case, subject to adjustment for certain corporate events.

        If any award under the Equity Incentive Plan expires or otherwise terminates, in whole or in part, without having been exercised in full, the common stock withheld from issuance under that award will become available for future issuance under the Equity Incentive Plan. If shares issued under the Equity Incentive Plan are reacquired by us pursuant to the terms of any forfeiture provision, those shares will become available for future awards under the Equity Incentive Plan. Awards that can only be settled in cash will not be treated as shares of common stock granted for purposes of the Equity Incentive Plan.

        Administration.    Our board of directors, or a committee of members of our board of directors appointed by our board of directors, may administer the Equity Incentive Plan, and that administrator is referred to in this summary as the "administrator." Currently, the Compensation Committee serves as the administrator. Among other responsibilities, the administrator selects participants from among the eligible individuals, determines the number of shares of common stock that will be subject to each award and determines the terms and conditions of each award, including exercise price, methods of payment and vesting schedules. Our board of directors may amend or terminate the Equity Incentive Plan at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements.

        Adjustments in capitalization.    Subject to the terms of an award agreement, if there is a specified type of change in our common stock, such as extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization, appropriate equitable adjustments or substitutions will be made to the various limits under, and the share terms of, the Equity Incentive Plan and the awards granted thereunder, including the maximum number of shares reserved under the Equity Incentive Plan, the maximum number of shares with respect to which any participant may be granted awards and the number, price or kind of shares of common stock or other consideration subject to awards to the extent necessary to preserve the economic intent of the award. In addition, subject to the terms of an award agreement, in the event of certain mergers, the sale of all or substantially all of our assets, our reorganization or liquidation, or our agreement to enter into any such transaction, the administrator may cancel outstanding awards and cause participants to receive, in cash, stock or a combination thereof, the value of the awards.

        Change in control.    In the event of a change in control, all options and stock appreciation rights subject to an award will become fully vested and immediately exercisable and any restricted period imposed upon restricted awards will expire immediately (including a waiver of applicable performance goals). Accelerated exercisability and lapse of restricted periods will, to the extent practicable, occur at a time that allows participants to participate in the change in control. In the event of a change of control, all incomplete performance periods will end, the administrator will determine the extent to which performance goals have been met, and such awards will be paid based upon such determination.

        Clawback policy.    Awards granted under the Equity Incentive Plan are subject to any clawback policy adopted by the Company and to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and the rules, regulations and binding, published guidance thereunder, which legislation provides for the clawback and recovery of incentive compensation in the event of certain financial statement restatements.

        Nontransferability.    In general, each award granted under the Equity Incentive Plan may be exercisable only by a participant during the participant's lifetime or, if permissible under applicable law, by the participant's legal guardian or representative. Except in very limited circumstances, no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us. However, the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

        Section 409A.    The provisions of the Equity Incentive Plan and the awards granted under the Equity Incentive Plan are intended to comply with or be exempt from the provisions of Section 409A of the Code and the regulations thereunder so as to avoid the imposition on any participant of an additional tax under Section 409A of the Code.

Registration Rights

        We are a party to a registration rights agreement pursuant to which we have granted certain registration rights to entities affiliated with Warburg Pincus that received shares of our common stock in the corporate reorganization consummated prior to our IPO.

Outstanding Equity Awards at 2017 Fiscal Year-End

        The following table provides information concerning restricted stock awards, share-settled performance unit awards and stock option awards that had not vested for our named executive officers as of December 31, 2017.

Outstanding equity awards table as of December 31, 2017

		Restricted stock awards		Share-settled performance unit awards
						Stock option awards
			Market value of shares not vested(2)		Market value of units not vested(2)(3)
Name	Grant date	Shares not vested(1)		Units not vested(3)		Stock options not exercisable(4)	Stock options exercisable	Exercise price	Expiration date
Randy A. Foutch	2/17/2017	79,217	$840,492	79,217	$840,492	119,826	—	$14.12	2/17/2027
	5/25/2016	130,254	$1,381,995	194,409	$2,062,679	232,584	77,527	$4.10	2/19/2026
	2/27/2015	27,227	$288,878	—	$—	83,952	83,952	$11.93	2/27/2025
	2/27/2014	—	$—	—	$—	24,010	72,030	$25.60	2/27/2024
	2/15/2013	—	$—	—	$—	—	128,709	$17.34	2/15/2023
	2/3/2012	—	$—	—	$—	—	62,868	$24.11	2/3/2022
Richard C. Buterbaugh	2/17/2017	34,875	$370,024	34,876	$370,034	52,754	—	$14.12	2/17/2027
	5/25/2016	57,684	$612,027	86,095	$913,468	103,002	34,333	$4.10	2/19/2026
	2/27/2015	12,058	$127,935	—	$—	37,179	37,179	$11.93	2/27/2025
	2/27/2014	—	$—	—	$—	10,633	31,899	$25.60	2/27/2024
	2/15/2013	—	$—	—	$—	—	42,961	$17.34	2/15/2023
Daniel C. Schooley	2/17/2017	21,352	$226,545	21,353	$226,555	32,298	—	$14.12	2/17/2027
	5/25/2016	30,703	$325,759	45,825	$486,203	54,824	18,274	$4.10	2/19/2026
	5/18/2016	13,636	$144,678	—	$—	—	—	$—	—
	2/27/2015	6,418	$68,095	—	$—	19,789	19,788	$11.93	2/27/2025
	2/27/2014	—	$—	—	$—	5,658	16,980	$25.60	2/27/2024
	2/15/2013	—	$—	—	$—	—	12,050	$17.34	2/15/2023
	2/3/2012	—	$—	—	$—	—	6,975	$24.11	2/3/2022
Patrick J. Curth(5)	2/17/2017	20,872	$221,452	20,872	$221,452	31,571	—	$14.12	2/17/2027
	5/25/2016	35,355	$375,117	52,768	$559,868	63,130	—	$4.10	2/19/2026
	2/27/2015	7,391	$78,419	—	$—	22,787	—	$11.93	2/27/2025
	2/27/2014	—	$—	—	$—	6,517	19,551	$25.60	2/27/2024
	2/15/2013	—	$—	—	$—	—	33,330	$17.34	2/15/2023
	2/3/2012	—	$—	—	$—	—	21,131	$24.11	2/3/2022
Kenneth E. Dornblaser	2/17/2017	19,484	$206,725	19,484	$206,725	29,472	—	$14.12	2/17/2027
	5/25/2016	32,564	$345,504	48,602	$515,667	58,146	19,382	$4.10	2/19/2026
	3/6/2015	20,000	$212,200	—	$—	—	—	$—	—
	2/27/2015	6,807	$72,222	—	$—	20,988	20,988	$11.93	2/27/2025
	2/27/2014	—	$—	—	$—	6,001	18,009	$25.60	2/27/2024
	2/15/2013	—	$—	—	$—	—	26,348	$17.34	2/15/2023
	2/3/2012	—	$—	—	$—	—	13,971	$24.11	2/3/2022

(1)
Restricted shares granted in 2017, 2016 and 2015 vest 33%, 33% and 34% on a time basis per year beginning on the first anniversary date of the grant, with the following exceptions: (i) 13,636 shares of restricted stock awarded to Mr. Schooley on May 18, 2016 have a three-year cliff vest and (ii) 20,000 shares of restricted stock awarded to Mr. Dornblaser on March 6, 2015 have a three-year cliff vest.

(2)
Market value is based on the $10.61 per share closing price of our common stock on the NYSE on December 29, 2017, the last trading day of the year.

(3)
The share-settled performance unit awards granted on February 27, 2015 had a performance period of January 1, 2015 to December 31, 2017 and, as their performance criteria were not satisfied, resulting in a TSR Modifier of 0% based on the Company finishing in the 36th percentile of its peer group for relative TSR, the granted units were not converted into common stock during the first quarter of 2018. For the May 25, 2016 and February 17, 2017 share-settled performance unit awards, the potential TSR Modifier pursuant to the next highest performance level was at "threshold," resulting in a potential TSR Modifier of 50% based on their actual performance through December 31, 2017 each attaining "below threshold" performance level. See page 34 for discussion of these awards' TSR Modifier. The share-settled performance unit awards granted May 25, 2016 have a performance period of January 1, 2016 to December 31, 2018 and any shares earned under such awards are expected to be issued in the first quarter of 2019 if the performance and vesting criteria are met. The share-settled performance unit awards granted February 17, 2017 have a performance period of January 1, 2017 to December 31, 2019 and any shares earned under such awards are expected to be issued in the first quarter of 2020 if the performance and vesting criteria are met.

(4)
Stock option awards granted in 2017, 2016, 2015 and 2014 vest and become exercisable in four equal installments on each of the first four anniversaries of the date of the grant.

(5)
Effective March 1, 2018, Mr. Curth resigned from his position as Senior Vice President—Exploration and Land and transitioned to a non-executive, non-officer role as Senior Advisor in anticipation of his retirement in March of 2019. Mr. Curth's outstanding unvested equity awards will continue to be eligible to vest in accordance with their terms until termination of his employment with the Company. Upon Mr. Curth's termination of employment or if a Change in Control (as defined in the Change in Control Executive Severance Plan) has occurred, all of Mr. Curth's outstanding equity awards will vest on an accelerated basis. However, if no Change in Control occurs within 12 months of March 1, 2018, such acceleration is subject to Mr. Curth's execution of a non-compete agreement and release of claims against the Company. The vested portion of his stock options will remain exercisable for 90 days following his retirement.

Stock Award Vestings, Stock Option Exercises and Performance Unit Vestings in Fiscal Year 2017

        The following table provides information concerning the vesting of stock awards, the exercise of stock options and the vesting of share-settled performance units during fiscal year 2017 on an aggregated basis with respect to each of our named executive officers.

Stock award vestings, stock option exercises and performance unit vestings for the year ended December 31, 2017

	Stock awards		Stock options		Share-settled performance units
Name	Shares acquired on vesting	Value realized on vesting(1)	Shares acquired on exercise	Value realized on exercise(2)	Shares acquired on vesting(3)	Value realized on vesting(1)
Randy A. Foutch	103,774	$1,456,969	—	$—	58,215	$809,771
Richard C. Buterbaugh	45,957	$645,228	—	$—	25,781	$358,614
Daniel C. Schooley	25,332	$355,291	—	$—	13,722	$190,873
Patrick J. Curth(4)	28,166	$395,446	43,830	$273,494	15,801	$219,792
Kenneth E. Dornblaser	25,943	$364,235	—	$—	14,554	$202,446

(1)
The value realized upon vesting was calculated utilizing the closing stock price on the vesting date.

(2)
The value realized on exercise was calculated by multiplying the number of exercised stock options by the difference between the exercise price and the closing stock price on the date of exercise.

(3)
Represents 75% of the share-settled performance units granted February 27, 2014 that were issued in common stock in the Company on February 27, 2017 and, as their performance and vesting criteria were satisfied, resulted in a TSR Modifier of 75% based on the Company finishing in the 50th percentile of its peer group for relative total shareholder return for the performance period of January 1, 2014 to December 31, 2016.

(4)
Effective March 1, 2018, Mr. Curth resigned from his position as Senior Vice President—Exploration and Land and transitioned to a non-executive, non-officer role as Senior Advisor in anticipation of his retirement in March of 2019. Mr. Curth's outstanding unvested equity awards will continue to be eligible to vest in accordance with their terms until termination of his employment with the Company. Upon Mr. Curth's termination of employment or if a Change in Control (as defined in the Change in Control Executive Severance Plan) has occurred, all of Mr. Curth's outstanding equity awards will vest on an accelerated basis. However, if no Change in Control occurs within 12 months of March 1, 2018, such acceleration is subject to Mr. Curth's execution of a non-compete agreement and release of claims against the Company. The vested portion of his stock options will remain exercisable for 90 days following his retirement.

        The share-settled performance unit awards granted on February 27, 2015 had a performance period of January 1, 2015 to December 31, 2017 and, as their performance criteria were not satisfied, resulting in a TSR Modifier of 0% based on the Company finishing in the 36th percentile of its peer group for relative TSR, the granted units lapsed and were not converted into common stock during the first quarter of 2018.

Pension Benefits

        We maintain a 401(k) Plan for our employees, including our named executive officers, but at this time we do not sponsor or maintain a pension plan for any of our employees.

Nonqualified Deferred Compensation

        We do not provide a deferred compensation plan for our employees at this time.

Potential Payments upon Termination or Change in Control

  Severance

        As described above, we do not maintain individual employment agreements. The Company has adopted the Change in Control Executive Severance Plan, which provides severance payments and benefits to our named executive officers and eligible persons with the title of vice president and above, as determined by our Compensation Committee. The policy provides an eligible participant with a lump sum cash severance payment and continued health benefits in the event that the participant experiences a qualifying termination within the 18-month period following the occurrence of a qualifying change in control event. In the event that an eligible executive's employment is terminated without cause by the employer or for good reason by the executive within the 18-month period following the occurrence of a change in control, the executive would become entitled to receive 100% (in the case of our Chief Executive Officer, 300%, and in the case of our other named executive officers, 200%) of the executive's salary rate and 200% (in the case of our Chief Executive Officer, 300%) of the executive's target STIP bonus and prorated amount of such target STIP bonus for the fiscal year in which the change of control payment is triggered. In addition, the executive would receive company paid COBRA continuation coverage for up to 18 months following the date of termination. The policy contains a modified cutback provision whereby payments payable to an executive may be reduced if doing so would put the executive in a more advantageous after-tax provision than if payments were not reduced and the executive became subject to excise taxes. In order to be eligible for severance benefits under the policy, our named executive officers have executed a confidentiality, non-disparagement and non-solicitation agreement. Effective March 1, 2018, Mr. Curth resigned from his position as Senior Vice President—Exploration and Land and transitioned to a non-executive, non-officer role as Senior Advisor in anticipation of his retirement in March of 2019. If a Change in Control (as defined in the Change in Control and Executive Severance Plan) occurs within 12 months of March 1, 2018, all of Mr. Curth's outstanding equity awards will become fully vested and he will be entitled to receive severance payments (as defined in the Change in Control and Executive Severance Plan) based on his last full annual salary and bonus immediately prior to his resignation as Senior Vice President—Exploration and Land. Upon Mr. Curth's termination of employment as a Senior Advisor (and provided that no Change in Control occurs within 12 months of March 1, 2018), (i) all of Mr. Curth's outstanding equity awards will vest on an accelerated basis, subject to Mr. Curth's execution of a non-compete agreement and release of claims against the Company, (ii) medical, dental and vision plan coverage will end on the last day of the month in which the termination occurs and (iii) he will be entitled to COBRA coverage for 18 months after termination.

  Restricted Stock

        The restricted stock may be affected by a named executive officer's termination of employment or the occurrence of certain corporate events. In the event of the termination of a named executive officer's employment by the Company, with or without cause, or the named executive officer's resignation for any reason, the named executive officer will forfeit all restricted stock to us.

        If the named executive officer's employment with the Company is terminated upon the death of the named executive officer or because the named executive officer is determined to be disabled by the board of directors, then all of his restricted stock will automatically vest. A named executive officer will be considered to have incurred a "disability" in the event of the officer's inability to perform, even with reasonable accommodation, on a full-time basis the employment duties and responsibilities due to accident, physical or mental illness, or other circumstance; provided, however, that such inability continues for a period exceeding 180 days during any 12-month period.

        In the event of a change of control, all restricted stock awards will become fully vested as of the date of the change of control, provided that the named executive officer remains employed by the

Company through the date of such change of control. For purposes of these restricted stock awards, a "change of control" generally means: (i) any person acquires beneficial ownership of our securities representing 40% or more of the combined voting power of our outstanding securities (provided, however, that if the surviving entity becomes a subsidiary of another entity, then the outstanding securities shall be deemed to refer to the outstanding securities of the parent entity), (ii) a majority of the members of the board of directors who were directors as of the date of the corporate reorganization no longer serve as directors; or (iii) the consummation of a merger or consolidation of our company with any other entity, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent more than 40% of the combined voting power of our voting securities outstanding immediately after such merger or consolidation.

  Stock Options

        Stock option awards may be affected by a named executive officer's termination of employment or the occurrence of certain corporate events. The unvested portion of a stock option award shall expire upon termination of employment, and the vested portion of a stock option award shall remain exercisable for (i) one year following termination of employment by reason of the holder's death or disability, but not later than the expiration of the option period, or (ii) 90 days following termination of employment for any reason other than the holder's death or disability, and other than the holder's termination of employment for cause. Both the unvested and the vested but unexercised portion of a stock option award shall expire upon the termination of the option holder's employment or service by the Company for cause.

        In the event of a change of control (which for these purposes is the same as described above), provided that the named executive officer remains employed by the Company through the date of such change of control, all stock option awards will become fully vested and exercisable with respect to all shares of common stock covered thereby as of the date of the change of control.

  Performance Unit Awards

        Performance unit awards may be affected by a named executive officer's termination of employment or the occurrence of certain corporate events. If the executive's employment with the Company is terminated by the Company for any reason, with or without cause, or the executive resigns (in either case, other than by reason of death or disability) prior to the maturity date of the performance unit award, then no amount shall be issued in respect of the award. If, prior to the maturity date, the executive's employment with the Company terminates either by reason of death or because the executive is determined by the board of directors or the Compensation Committee to be subject to a disability, then the executive shall be eligible to receive a pro-rated performance unit award, taking into account the time that the executive was employed during the performance period prior to the date of such termination. The performance units granted to each recipient in 2016, 2017 and 2018 are payable in common stock of the Company. The performance criteria for the performance units awarded to each recipient in 2015 were not satisfied, and the awarded units lapsed and were not converted into common stock during the first quarter of 2018.

        In the event of a change of control (which for these purposes is the same as described above), provided that the named executive officer remains employed by the Company through the date of such change of control, the "performance periods" in effect on the date the change of control occurs shall end on such date, and either the board of directors or the Compensation Committee shall determine the extent to which the performance goals with respect to each such performance period have been met, based upon such audited or unaudited financial information or other information then available as it deems relevant. The board of directors or Compensation Committee shall then cause each holder of performance unit awards to receive partial or full issuance of such awards for each performance period

(including a potential range from 0% to 200%), based on the board of directors' or Compensation Committee's determination of the degree of attainment of the performance goals or that the applicable "target" levels of performance have been attained or on such other basis determined by the board of directors or Compensation Committee.

Potential Payments upon Termination or Change in Control Table for Fiscal Year 2017

        The information set forth in the table below is based on the assumption that the applicable triggering event under the Change in Control Executive Severance Plan or the applicable restricted stock award, stock option award or performance unit award agreement to which each named officer was a party occurred on December 29, 2017, the last business day of fiscal year 2017. Accordingly, the information reported in the table indicates the amount of cash severance and benefits that would be payable, and the value of restricted stock awards, stock option awards and performance unit awards that would vest or become exercisable, by reason of a termination under the circumstances described above, or upon a change in control, and is our best estimation of our obligations to each named executive officer and will only be determinable with any certainty upon the occurrence of the applicable event. For purposes of determining the value of the severance bonus, a full year prorated bonus for 2017 is included. For purposes of determining the value of the restricted stock awards, the fair market value per share of our common stock was $10.61 on December 29, 2017. For purposes of determining the value of the stock options, we utilized the Black-Scholes option pricing model at grant date. For purposes of determining the value of the 2017 and 2016 performance unit awards that are payable in stock, we assessed the total shareholder return through December 29, 2017 (without consideration of any potential impact such change of control event itself may have on such return) and determined that the performance was "below threshold" resulting in TSR Modifiers of 0.00%. For purposes of determining the value of the accelerated vesting of the 2015 performance unit awards that were payable in stock, we used the actual TSR Modifier of 0.00% based on the Company finishing in the 36th percentile of its Performance Group for TSR for the performance period of January 1, 2015 to December 31, 2017. As their performance criteria were not satisfied, these awarded units lapsed and were not converted into common stock during the first quarter of 2018.

Name	Termination without cause/for good reason outside of a change in control	Change in control (must be coupled with Termination without cause/for good reason)(1)	Change in control only	Termination for cause	Termination due to death or disability
Randy A. Foutch
Salary	$—	$2,544,000	$—	$—	$—
Bonus	—	4,240,000	—	—	—
Accelerated Equity RS(2)	—	2,511,366	2,511,366	—	2,511,366
Accelerated Equity Options(2)	—	4,091,798	4,091,798	—	—
Accelerated Equity PS(2)(3)	—	—	—	—	—
Continued Medical	—	20,905	—	—	—

Total	$—	$13,408,069	$6,603,164	$—	$2,511,366

Richard C. Buterbaugh
Salary	$—	$980,000	$—	$—	$—
Bonus	—	1,323,000	—	—	—
Accelerated Equity RS(2)	—	1,109,986	1,109,986	—	1,109,986
Accelerated Equity Options(2)	—	1,809,524	1,809,524	—	—
Accelerated Equity PS(2)(3)	—	—	—	—	—
Continued Medical	—	20,905	—	—	—

Total	$—	$5,243,415	$2,919,510	$—	$1,109,986

Daniel C. Schooley
Salary	$—	$800,000	$—	$—	$—
Bonus	—	1,020,000	—	—	—
Accelerated Equity RS(2)	—	765,076	765,076	—	765,076
Accelerated Equity Options(2)	—	997,816	997,816	—	—
Accelerated Equity PS(2)(3)	—	—	—	—	—
Continued Medical	—	27,448	—	—	—

Total	$—	$3,610,340	$1,762,892	$—	$765,076

Patrick J. Curth
Salary	$—	$782,000	$—	$—	$—
Bonus	—	997,050	—	—	—
Accelerated Equity RS(2)	—	674,987	674,987	—	674,987
Accelerated Equity Options(2)	—	1,102,793	1,102,793	—	—
Accelerated Equity PS(2)(3)	—	—	—	—	—
Continued Medical	—	20,905	—	—	—

Total	$—	$3,577,735	$1,777,780	$—	$674,987

Kenneth E. Dornblaser
Salary	$—	$730,000	$—	$—	$—
Bonus	—	930,750	—	—	—
Accelerated Equity RS(2)	—	836,652	836,652	—	836,652
Accelerated Equity Options(2)	—	1,018,945	1,018,945	—	—
Accelerated Equity PS(2)(3)	—	—	—	—	—
Continued Medical	—	20,905	—	—	—

Total	$—	$3,537,252	$1,855,597	$—	$836,652

(1)
Our Change in Control Executive Severance Plan, which was applicable to each of the named executive officers at December 31, 2017, provides that in the event that during the 18-month period following a change in control the employment of a named executive officer is terminated by the employer without cause or by the named executive officer for good reason, then the named executive officer is entitled to 200% (300% in the case of Mr. Foutch) of such named executive officer's salary rate and 200% (300% in the case of Mr. Foutch) of such named executive officer's STIP target bonus, plus a prorated bonus in the year of termination, plus company paid COBRA continuation coverage for up to 18 months. In addition, the Equity Incentive Plan provides that in the event of a change in control, (i) with respect to restricted stock awards, the restricted period shall expire and restrictions applicable to outstanding restricted stock awards shall lapse and such awards shall become fully vested; (ii) with respect to stock option awards, all options will become fully vested and exercisable with respect to all shares of common stock covered thereby as of the date of the change of control; and (iii) with respect to performance units, the "performance periods" in effect on the date the change of control occurs shall end on such date, and either the board of directors or the Compensation Committee shall determine the extent to which the performance goals with respect to each such performance period have been met and shall then cause each holder of performance unit awards to receive partial or full issuance of such awards for each performance period. The STIP bonus amounts for each named executive officer do not include STIP bonus earned in 2017 and paid in 2018.

(2)
At December 31, 2017, the only forms of equity awards held by the named executive officers consisted of restricted stock awards, stock option awards and performance unit awards. Each such award may be impacted by the termination of the holder's employment by the Company, depending on the reason for such termination, as follows: (i) the named executive officers' restricted stock awards provide that if the named executive officer's employment is terminated for any reason other than death or a determination of disability, but not later than the expiration of the option period, then the named executive officer forfeits his unvested shares. In the event of termination by death or disability, all unvested shares automatically vest; (ii) the stock option awards provide that the unvested portion of a stock option award shall expire upon termination of employment, and the vested portion of a stock option award shall remain exercisable for (a) one year following termination of employment by reason of the holder's death or disability, but not later than the expiration of the option period, or (b) 90 days following termination of employment for any reason other than the holder's death or disability, and other than the holder's termination of employment for cause; provided both the unvested and the vested but unexercised portion of a stock option award shall expire upon the termination of the option holder's employment or service by the Company for cause; and (iii) the performance unit awards provide that if the executive's employment with the Company is terminated by the Company for any reason, with or without cause, or the executive resigns (in either case, other than by reason of death or disability) prior to the maturity date of the performance unit award, then no amount shall be paid in respect of the award. If, prior to the maturity date the executive's employment with the Company either by reason of death or because the executive is determined by the board of directors or the Compensation Committee to be subject to a disability, then the executive shall be eligible to receive a pro-rated performance unit award, taking into account the time that the executive was employed during the performance period prior to the date of such termination.

(3)
For the purposes of this table, the performance period was assumed to have ended on December 31, 2017 for the 2017 and 2016 share-settled performance unit awards, and actually did end on December 31, 2017 for the 2015 share-settled performance unit awards. At December 31, 2017 (without consideration of any potential impact such change of control event may have), the relative rankings of the 2017, 2016 and 2015 share-settled performance unit awards' total shareholder returns were 30.77%, 36.36% and 36.36%, respectively, all resulting in TSR Modifiers of 0.00%. See page 34 for discussion of these awards' TSR Modifier.

CEO Pay Ratio

        Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires most companies with publicly traded stock in the United States to identify the median total compensation of their worldwide employee population (other than the chief executive officer) and to compare that amount with the total compensation of their chief executive officer. Total compensation amounts are required to be calculated using the SEC's compensation disclosure rules applicable to reporting compensation in the summary compensation table of the proxy statement. Median employee compensation used to calculate the pay ratio is required to be the total compensation paid to an actual employee of the company. We identified our median employee using our total employee population, excluding our Chief Executive Officer, (362 people) as of December 31, 2017 by applying a consistently applied compensation measure across our employee population (all of whom are located in the United States), using the following factors:

  •
  Salary rate and wages paid during 2017;

  •
  Overtime paid during 2017;

  •
  STIP paid in 2018 for 2017 performance; and

  •
  Grant date fair value of all restricted stock awards, stock option awards and share-settled performance unit awards made during 2017.

        We believe our consistently applied compensation measure represents the primary compensation components paid to all of our employees and therefore provides an accurate depiction of total earnings for the purpose of identifying our median employee. We then calculated the median employee's total annual compensation in accordance with the requirements of the summary compensation table. We did not use any material estimates, assumptions, adjustments or statistical sampling to determine the median employee.

        Based on the criteria used to calculate our Summary Compensation Table, our median employee's 2017 compensation was $138,449. Excluding our Chief Executive Officer, we had an even number of employees on December 31, 2017, resulting in a median calculation representing the average compensation between two employees. Therefore, in order to be conservative in calculating our ratio, we selected as our median employee the employee with the lower compensation of the two. Our Chief Executive Officer's total 2017 compensation was $7,103,602 as reported in the summary compensation table on page 46. Accordingly, our 2017 CEO to median employee pay ratio was 51:1.

        Please keep in mind that under the SEC's rules and guidance, there are numerous ways to determine the compensation of a company's median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans differ by country even within the same company. As such, our pay ratio may not be comparable to the pay ratio reported by other companies.

Compensation of Directors

        Based on a competitive review by FW Cook of outside director compensation paid by our peers, which also included consideration of the significant time commitment our board of directors provides to the Company, in 2017 the non-employee members of our board of directors were paid based on the compensation arrangements described below.

  •
  Retainer—$90,000/year paid in stock awards or cash based on the election of the director; this award is payable ratably following each quarterly meeting of the board of directors. Prior to June 1, 2017, the retainer was $60,000/year.

  •
  Committee Chairman Fees—

  •
  Chairman of Audit Committee: $20,000/year paid in stock awards or cash based on the election of the director; this fee is payable ratably following each quarterly meeting of the board of directors. Prior to August 15, 2017, this fee was only paid in restricted stock awards and paid annually following the board meeting that accompanies our annual meeting of stockholders.

  •
  Chairman of Compensation Committee: $20,000/year paid in stock awards or cash based on the election of the director; this fee is payable ratably following each quarterly meeting of the board of directors. Prior to June 1, 2017, this fee was $15,000 and prior to August 15, 2017, this fee was only paid in restricted stock awards and paid annually following the board meeting that accompanies our annual meeting of stockholders.

  •
  Chairman of Other Committees: $15,000/year paid in stock awards or cash based on the election of the director; this fee is payable ratably following each quarterly meeting of the board of directors. Prior to June 1, 2017, this fee was $12,500 and prior to August 15, 2017, this fee was only paid in restricted stock awards and paid annually following the board meeting that accompanies our annual meeting of stockholders.

  •
  Annual Director Fees—$160,000 paid in stock awards or in cash based on the election of the director; this fee is payable annually following the board meeting that accompanies our annual meeting of stockholders for all periods prior to May 17, 2018 and pro rata on a quarterly basis for all periods thereafter. Prior to August 15, 2017, this fee was only paid in restricted stock awards.

  •
  Lead Independent Director Fee—$30,000/year paid in stock awards or cash based on the election of the director; this fee is payable ratably following each quarterly meeting of the board of directors. Prior to June 1, 2017, this fee was $20,000 and prior to August 15, 2017, this fee was only paid in restricted stock awards and paid annually following the board meeting that accompanies our annual meeting of stockholders.

  •
  Entitled to receive up to 50% of their annual compensation in the form of cash (in part to provide the cash needed to pay taxes on stock awards that vest), assuming their individual stock ownership guidelines had been satisfied at the time of such election; this allows directors to potentially take a portion of their Annual Director Fees in the form of cash.

  •
  A limitation on the number of shares of common stock that may be issued in respect of awards granted in a single calendar year of 1,435,000 shares.

  •
  Participation in Charitable Matching Gift Program—Directors are permitted to participate in our charitable matching gift program. For more information, see "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Other Benefits."

        Directors who are also employees of the Company will not receive any additional compensation for serving on our board of directors. Accordingly, see "—Summary Compensation" for the total compensation received by Randy A. Foutch. Beginning on August 15, 2017, stock awards to directors are not subject to a one-year vesting requirement.

        The following table summarizes, with respect to our non-employee directors, information relating to the compensation earned for services rendered as directors for the fiscal year ended December 31, 2017.

Director compensation table for the year ended December 31, 2017

Name	Stock awards(1)(2)	Fees earned paid in cash(2)(3)	Total
Peter R. Kagan	$242,478	$22	$242,500
James R. Levy	$242,478	$22	$242,500
B.Z. (Bill) Parker	$266,231	$19	$266,250
Pamela S. Pierce	$272,480	$20	$272,500
Dr. Myles W. Scoggins	$242,478	$22	$242,500
Edmund P. Segner, III	$212,489	$107,511	$320,000
Donald D. Wolf	$242,478	$22	$242,500

(1)
The amounts reported represent the aggregate grant date fair value of stock awards granted to Laredo's directors for services rendered for 2017, based on the closing price of our common stock on the NYSE on the grant date, in accordance with FASB ASC Topic 718.

(2)
Fees earned during the fourth quarter of each year are paid during the first quarter of the next year.

(3)
The amounts shown represent either the value of fractional shares paid in cash to those directors electing to take stock awards in lieu of cash, or in the case of Mr. Segner, his elections to receive the following applicable cash payments with respect to each quarterly meeting: (i) Retainer, (ii) Chairman of Audit Committee Fee and (iii) Lead Independent Director Fee.

        The following table summarizes, with respect to our non-employee directors, information relating to the outstanding unvested restricted stock awards as of December 31, 2017 earned by each director for services rendered. Stock awards granted on or after August 15, 2017 vest immediately and restricted stock awards granted prior to this have a one-year cliff vest.

Name	Grant date	Restricted stock awards not vested
Peter R. Kagan	5/10/2017	14,147
	2/13/2017	1,063
James R. Levy	5/10/2017	14,147
	2/13/2017	1,063
B.Z. (Bill) Parker	5/10/2017	15,157
	2/13/2017	1,063
Pamela S. Pierce	5/10/2017	15,359
	2/13/2017	1,063
Dr. Myles W. Scoggins	5/10/2017	14,147
	2/13/2017	1,063
Edmund P. Segner, III	5/10/2017	16,168
Donald D. Wolf	5/10/2017	14,147
	2/13/2017	1,063

        Our independent directors are reimbursed for their expenses to attend board meetings.

Securities Authorized for Issuance under the Equity Incentive Plan

        At December 31, 2017, a total of 24,350,000 shares of common stock were authorized for issuance under the Equity Incentive Plan. In the table below, we describe certain information about these shares and the Equity Incentive Plan that provides for their authorization and issuance. You can find a description of the Equity Incentive Plan under "—Laredo Petroleum, Inc. Omnibus Equity Incentive Plan."

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding options)(1)(2)
Equity compensation plan approved by security holders(1)	2,646,996	$12.70	12,863,773
Equity compensation plan not approved by security holders	—	—	—

Total	2,646,996		12,863,773

(1)
See "—Laredo Petroleum, Inc. 2011 Omnibus Equity Incentive Plan" for more information.

(2)
The share-settled performance unit awards granted on February 27, 2015 had a performance period of January 1, 2015 to December 31, 2017 and, as their performance criteria were not satisfied, resulting in a TSR Modifier of 0% based on the Company finishing in the 36th percentile of its peer group for relative TSR, the granted units lapsed and were not converted into common stock during the first quarter of 2018. The formula for calculating the number of securities remaining available for future issuance excludes these 2015 performance unit awards and also assumes the May 25, 2016 and February 17, 2017 share-settled performance units outstanding result in a maximum performance period level, resulting in a TSR Modifier of 200%, even though the actual performance period through December 31, 2018 for the May 25, 2016 share-settled performance unit awards, and through December 31, 2019 for the February 17, 2017 share-settled performance unit awards, are not complete. If the May 25, 2016 and February 17, 2017 share-settled performance unit awards were included at a TSR Modifier of 100%, the number of securities remaining available for issuance under the Equity Incentive Plan (excluding outstanding options), as of December 31, 2017 would be 15,155,028. See page 34 for discussion of these awards' TSR Modifier.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Compensation Committee has been at any time an employee of Laredo. None of the Company's executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company's board of directors or Compensation Committee. No member of the Company's board of directors is an executive officer of a company in which one of the Company's executive officers serves as a member of the board of directors or compensation committee of that company.

AUDIT COMMITTEE REPORT

        The Company has determined that: (i) Messrs. Segner, Parker and Wolf, Dr. Scoggins and Ms. Pierce are independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE; and (ii) all current Audit Committee members are financially literate. In addition, Messrs. Segner and Wolf, Dr. Scoggins and Ms. Pierce qualify as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

        During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2017, the Audit Committee:

  •
  reviewed and discussed the Company's audited consolidated financial statements as of and for the year ended December 31, 2017 with management and with the independent registered public accountants;

  •
  considered the adequacy of the Company's internal controls and the quality of its financial reporting, and discussed these matters with management and with the independent registered public accountants;

  •
  reviewed and discussed with the independent registered public accountants (i) their judgments as to the quality of the Company's accounting policies, (ii) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants' independence, and (iii) the matters required to be discussed by the Public Company Accounting Oversight Board's Auditing Standard No. 1301, Communications with Audit Committees;

  •
  discussed with management and with the independent registered public accountants the process by which the Company's Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer make the certifications required by the SEC in connection with the filing with the SEC of the Company's periodic reports, including reports on Forms 10-K and 10-Q;

  •
  pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining Grant Thornton LLP's independence, and concluded that Grant Thornton LLP's independence was not compromised by the provision of such services (details regarding the fees paid to Grant Thornton LLP in fiscal year 2017 for audit services, tax services and all other services, are set forth in "Audit and Other Fees" below); and

  •
  based on the reviews and discussions referred to above, recommended to the board of directors that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

        As recommended by the NYSE's corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself. The Audit Committee has concluded that the current benefits to the Company from continued retention of Grant Thornton LLP warrant retaining the firm at this time. The Audit Committee will, however, continue to review this issue on an annual basis.

        Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company's consolidated financial statements.

        The Audit Committee meets regularly with management and the independent auditors, including private discussions with the independent registered public accountants, and receives the communications described above. The Audit Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company's consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

Audit Committee of the Board of Directors
Edmund P. Segner, III, Chair B.Z. (Bill) Parker, Member Donald D. Wolf, Member Dr. Myles W. Scoggins, Member Pamela S. Pierce, Member

        The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

 CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The board of directors believes that its fundamental responsibility is to promote the best interests of the Company and its stockholders by overseeing the management of the Company's business and affairs. Directors must exercise their business judgment and act in what they reasonably believe to be the best interests of the Company and its stockholders. The board of directors is elected by the stockholders to oversee management and to ensure that the long-term interests of the stockholders are being served. Directors must fulfill their responsibilities consistent with their fiduciary duties to the stockholders and in compliance with applicable laws and regulations.

        The board of directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to the Company's stockholders. The Company's Corporate Governance Guidelines cover the following principal subjects:

  •
  Board of Directors Composition and Selection; Director Qualifications

  •
  Board of directors size

  •
  Selection of members of the board of directors

  •
  Determination of independence of directors

  •
  Selection of the Chairman and Chief Executive Officer

  •
  Term limits

  •
  Retirement

  •
  Other directorships

  •
  Change in status of directors

  •
  Committees of the board of directors

  •
  Board of Directors Meetings; Director Responsibilities

  •
  Board of directors meetings and agenda

  •
  Access to management and advisers

  •
  Executive sessions

  •
  Director orientation and education

  •
  Annual performance evaluations

  •
  Succession planning

  •
  Director compensation

  •
  Stock ownership guidelines

  •
  Shareholder communications with the board of directors

  •
  Board of directors communications with third parties

        In recent years, the subjects of board composition and selection criteria have been given greater scrutiny by investors in general. We believe that in attempting to fill any available board position the guiding principle must be to find a fully qualified candidate that will act as a positive influence in overseeing the interests of the Company and its stockholders. The concept of "fully qualified" must also consider a complete array of criteria, including, but not limited to, diversity. Diversity itself can take many forms, including in the form of gender, race, age, ethnicity, geographic exposure and otherwise. Our board is committed to the belief that a diverse board will help ensure that its decision-making capabilities as an entirety will lead to more thoughtful processing. Our current seven independent board members range in age from 42 to 74, with one female member. Our board also provides relative broad geographic diversity, with members residing in New York, Denver and Houston and points in between. Our current board lacks diversity in terms of race and ethnicity, and depending on "guidelines" established by various investor groups, should have more gender diversity.

        Our board recognizes these current traits, as well as the fact that several directors are in their 70's. As the opportunity arises, our Nominating and Corporate Governance Committee will be tasked with seeking new board members, and is committed to search for those fully qualified individuals who may also bring with them additional elements of diversity to strengthen the overall acumen and decision-making capabilities of the board as a whole.

        The "Corporate Governance Guidelines" are posted on our website at www.laredopetro.com. The Corporate Governance Guidelines are being reviewed annually by the Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the board of directors for its approval.

        The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Code of Conduct and Business Ethics

        The board of directors has adopted a Code of Conduct and Business Ethics applicable to our employees, directors and officers and a Code of Ethics for Senior Financial Officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any waiver of these codes may be made only by our board of directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of the Code of Conduct and Business Ethics and Code of Ethics for Senior Financial Officers is available on our website at www.laredopetro.com.

Board of Directors Leadership

        Mr. Foutch is Laredo's founder and has served as Laredo's Chairman and Chief Executive Officer since its inception. He also served as Laredo's President from October 2006 to July 2008.

        The board of directors believes the combined role of Chairman and Chief Executive Officer promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company's strategy and business plans. As Chief Executive Officer, the Chairman is best suited to ensure that critical business issues are brought before the board of directors, which enhances the board of director's ability to develop and implement business strategies.

        To ensure a strong and independent board of directors, as discussed herein, the board of directors has affirmatively determined that all directors of the Company, other than Mr. Foutch, are independent within the meaning of the NYSE listing standards currently in effect. Our Corporate Governance Guidelines provide that non-management directors shall meet in regular executive session without management present, and that the Chairman of the Audit Committee, Mr. Segner who serves as our lead independent director, shall act as the Chairman of such meetings. Additionally, Mr. Segner actively participates in establishing and setting board meeting agendas.

Communications with the Board of Directors

        Stockholders or other interested parties can contact any director, any committee of the board of directors, or the Company's non-management directors as a group, by writing to them at Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the board of directors.

Director Independence

        The board of directors annually reviews and determines the independence of each director. In making its determination, the board of directors carefully considers all facts and circumstances it deems relevant to the determination. Members of the board of directors have an affirmative obligation to promptly inform the Company's General Counsel of changes in their circumstances or any transactions or relationships that may impact their designation by the board of directors as "independent."

        The board of directors has assessed the independence of each non-employee director under the Company's guidelines and the independence standards of the NYSE. The board of directors affirmatively determined that all seven of the non-employee directors (Messrs. Kagan, Levy, Parker, Segner and Wolf, Dr. Scoggins and Ms. Pierce) are independent under the Company's guidelines and independence standards of the NYSE. This determination included specifically consideration of Warburg Pincus' stock ownership in the Company and Messrs. Kagan's and Levy's relationship with Warburg Pincus. Under the standards of the NYSE, the concern is "independence from management" and, therefore, the ownership of even a significant amount of stock is not, by itself, a bar to an independence finding.

        In connection with its assessment of the independence of each non-employee director, the board of directors also determined that Messrs. Segner, Parker and Wolf, Dr. Scoggins and Ms. Pierce meet the additional independence standards of the NYSE and SEC applicable to members of the Audit Committee. Those standards require that the director not be an affiliate of the Company and that the director not receive from the Company, directly or indirectly, any consulting, advisory or other compensatory fees except for fees for services as a director.

Executive Sessions of the Board of Directors

        Our independent directors meet regularly in executive session without management to review the performance of management and our Company and any related matters. The Chairman of our Audit Committee, Mr. Segner, serves as the Chair and lead independent director of such meetings. Generally, executive sessions are held in conjunction with regularly scheduled meetings of our board of directors. We expect our board of directors to have at least four executive sessions each year.

Financial Literacy of Audit Committee and Designation of Financial Experts

        As a part of its annual self-assessment process, the board of directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert during its November 2017 meeting. The board of directors determined that each of the Audit Committee members is financially literate and each of Messrs. Segner and Wolf, Dr. Scoggins and Ms. Pierce qualifies as a financial expert as defined by the SEC.

Oversight of Risk Management

        The board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of the Company's objectives and to maintain stockholder value. The Audit

Committee is primarily responsible for overseeing the Company's exposure to financial risk and reviewing the steps the Company's management has taken to monitor and control such exposure. The Audit Committee meets at least four times per year, in addition to periodic meetings with management and internal and independent auditors to accomplish its purpose. Additionally, each of the committees of the board of directors considers the risks within its area of responsibilities. We believe that the leadership structure of our board of directors supports its effective oversight of the Company's risk management.

Attendance at Annual Meetings

        The board of directors encourages all directors to attend the annual meetings of stockholders, if practicable. All of our incumbent directors attended our last annual meeting. We anticipate that all of our directors will attend the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of common stock as of March 20, 2018 by (i) beneficial owners of five percent or more of the Company's common stock, (ii) each director of the Company, (iii) each named executive officer of the Company and (iv) all of the Company's directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is c/o Laredo Petroleum, Inc., 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119. Beneficial ownership is determined in accordance with SEC rules. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire shares within 60 days of March 20, 2018, are included as outstanding and beneficially owned for that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted in the footnotes below, the holders have sole voting and dispositive powers over the shares.

Name of person or identity of group	Number of shares	Percentage of class(1)
Warburg Pincus Private Equity IX, L.P.(2)	36,215,078	15.0%
Warburg Pincus Private Equity X O&G, L.P.(2)	40,163,657	16.7%
Warburg Pincus X Partners, L.P.(2)	1,291,411	*
SailingStone Capital Partners LLC(3)	39,629,061	16.4%
SPO Advisory Corp.(4)	21,209,105	8.8%
Vanguard Group Inc.(5)	15,454,180	6.4%
Randy A. Foutch(6)(7)(8)	2,725,104	1.1%
Peter R. Kagan(2)(9)	77,758,934	32.2%
James R. Levy(2)(9)	77,784,190	32.3%
B.Z. (Bill) Parker	155,152	*
Pamela S. Pierce	163,941	*
Dr. Myles W. Scoggins(10)	89,826	*
Edmund P. Segner, III	75,340	*
Donald D. Wolf(11)	100,693	*
Richard C. Buterbaugh(6)	661,758	*
Daniel C. Schooley(6)	415,598	*
Patrick J. Curth(6)	300,591	*
Kenneth E. Dornblaser(6)	373,032	*
Directors and executive officers as a group (13 persons)(12)	5,423,059	2.2%

*
Denotes less than 1% beneficially owned.

(1)
Based upon an aggregate of 241,159,073 shares outstanding as of March 20, 2018.

(2)
This share ownership information was provided in a Schedule 13D Amendment No. 2 filed on February 27, 2017 by Warburg Pincus Private Equity IX, L.P. The stockholders are (i) Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership ("WP IX"), including an affiliated partnership, (ii) Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership ("WP X O&G"), and (iii) Warburg Pincus X Partners, L.P., a Delaware limited partnership ("WP X Partners"). Warburg Pincus IX GP L.P., a Delaware limited partnership ("WP IX GP"), is the general partner of WP IX. Warburg Pincus X, L.P., a Delaware limited partnership ("WP X GP"), is the general partner of each of WP X O&G and WP X Partners. Warburg Pincus X GP L.P., a Delaware limited partnership ("WP X LP"), is the general partner of WP X GP. WPP GP LLC, a Delaware limited liability company ("WPP GP"), is the general partner of WP IX GP and WP X LP. Warburg Pincus Partners, L.P., a Delaware limited partnership ("WP Partners"), is the managing member of WPP GP. Warburg Pincus Partners GP LLC, a Delaware limited liability company ("WP Partners GP"), is the general partner of WP Partners. Warburg Pincus & Co., a

  New York general partnership ("WP"), is the managing member of WP Partners GP. Warburg Pincus LLC, a New York limited liability company ("WP LLC"), manages each of WP IX, WP X O&G and WP X Partners. Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Managing Members and Co-Chief Executive Officers of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities. The address of the Warburg Pincus entities is 450 Lexington Avenue, New York, New York 10017.

(3)
This share ownership information was provided in a Schedule 13G Amendment No. 5 filed on February 6, 2018 by SailingStone Capital Partners LLC, which disclosed that such entity possesses sole voting and dispositive power of the reported shares. The address of SailingStone Capital Partners LLC is One California Street, 30th Floor, San Francisco, California 94111.

(4)
This share ownership information was provided in a Schedule 13G Amendment No. 3 filed on February 14, 2018 by SPO Advisory Corp., which disclosed that such entity possesses sole voting and dispositive power of the reported shares. The address of SPO Advisory Corp. is 591 Redwood Highway, Suite 3215, Mill Valley, California 94941.

(5)
This share ownership information was provided in a Schedule 13G Amendment No. 1 filed on February 9, 2018 by Vanguard Group Inc., which disclosed that of the reported shares, such entity possesses shared voting and dispositive power of 17,743 shares and 89,280 shares, respectively, and sole voting and dispositive power of 83,584 shares and 15,364,900 shares, respectively. The address of Vanguard Group Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)
Includes aggregated vested and exercisable stock options of 598,556, 223,116, 115,968, 77,027 and 141,943 for Messrs. Foutch, Buterbaugh, Schooley, Curth and Dornblaser, respectively, within 60 days of March 20, 2018.

(7)
Randy A. Foutch, the Company's Chief Executive Officer and Chairman of the board of directors, is a limited partner of certain affiliates of Warburg Pincus.

(8)
Includes (i) 451,340 shares held by Lariat Ranch, an entity of which Mr. Foutch owns approximately 80% and has shared voting power, (ii) 360,148 shares held equally among four family trusts and (iii) 500 shares held by Mr. Foutch's daughter.

(9)
Peter R. Kagan and James R. Levy, directors of the Company, are Partners of WP and Members and Managing Directors of WP LLC. 77,670,146 of the shares indicated as owned by Messrs. Kagan and Levy are included because of their affiliation with the Warburg Pincus entities. Messrs. Kagan and Levy disclaim beneficial ownership of all shares held by the Warburg Pincus entities.

(10)
Includes 5,000 shares held in a joint account for which Dr. Scoggins shares voting and dispositive powers with his spouse.

(11)
Includes 3,000 shares held by the Donald D. Wolf 2007 Irrevocable Trust.

(12)
Does not include shares of common stock held by WP IX, WP X O&G and WP X Partners (as defined in footnote 2) in which Messrs. Kagan and Levy may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The executive officers and directors of the Company and persons who own more than 10% of the Company's common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership. Based solely on our review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2017 with the following exception: restricted stock held by Michael Beyer vested on April 7, 2017 and in connection with such vesting, 538 shares were withheld to cover payment of income taxes attributable to the vested shares. A Form 4 reporting the "disposition" of such withheld shares was filed on April 12, 2017.

TRANSACTIONS WITH RELATED PERSONS

Procedures for Review, Approval and Ratification of Related-Person Transactions

        A "Related-Party Transaction" is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A "Related Person" means:

  •
  any person who is, or at any time during the applicable period was, one of the Company's executive officers or one of its directors;

  •
  any person who is known by the Company to be the beneficial owner of more than 5.0% of the Company's common stock;

  •
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of the Company's common stock; and

  •
  any entity in which any of the foregoing persons (i) has direct or indirect control, (ii) is a partner or principal or in a similar position, (iii) has a 10.0% or greater beneficial ownership interest or (iv) is employed if (a) the person is directly involved in the negotiation of the Related-Party Transaction or will share or have primary responsibility for such transaction or (b) the person's compensation from the entity is directly tied to such transaction.

        The board of directors has determined that the Audit Committee is best suited to review and approve Related-Party Transactions, although the board of directors may instead determine that a particular Related-Party Transaction should be reviewed and approved by a majority of disinterested directors. No member of the Audit Committee shall participate in the review or approval of any Related-Party Transaction with respect to which such member is a Related Person. In reviewing and approving any Related-Party Transaction, the Audit Committee shall:

  •
  Satisfy itself that it has been fully informed as to the material facts of the Related Person's relationship and interest and as to the material facts of the proposed Related-Party Transaction;

  •
  Take into account the extent of the Related Person's interest in the Related-Party Transaction; and

  •
  Determine that the Related-Party Transaction is fair to the Company and that the Related-Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

        At each Audit Committee meeting, management shall recommend any Related-Party Transactions, if applicable, to be entered into by the Company. After review, the Audit Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the

Audit Committee as to any material change to those proposed transactions. The Audit Committee shall establish such guidelines as it determines are necessary or appropriate for management to follow in its dealings with Related Persons in Related-Party Transactions.

        Each director is required to affirmatively disclose any changes in his or her related party status in accordance with a standing agenda item at each committee meeting and each meeting of the board of directors. If management becomes aware of a proposed Related-Party Transaction or an existing Related-Party Transaction that has not been pre-approved by the Audit Committee, management shall promptly notify the Chairman of the Audit Committee and such transactions shall be submitted to the Audit Committee for their review, consideration and determination of whether to approve or ratify, as applicable, such transaction if the Audit Committee determines it is fair to the Company. If management, in consultation with the Company's Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to wait until the next Audit Committee meeting, the Chairman of the Audit Committee has the delegated authority during the period between Audit Committee meetings, to review, consider and determine whether any such transaction is fair to the Company and whether the transaction should be approved, or ratified, as the case may be. The Chairman of the Audit Committee shall report to the Audit Committee any transactions reviewed by him pursuant to this delegated authority at the next Audit Committee meeting.

        Additional information relating to the Company's policies regarding Related-Party Transactions is set forth in the "Policy Statement Regarding Related-Party Transactions" that is posted on the Company's website at www.laredopetro.com.

Registration Rights

        On December 20, 2011, in connection with the closing of its initial public offering, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with affiliates of Warburg Pincus and the other former unitholders of Laredo LLC. Under the terms of the Registration Rights Agreement, Warburg Pincus is the only remaining holder of registration rights under the Registration Rights Agreement. The Registration Rights Agreement requires the Company to file, within 30 days of receipt of a demand notice issued by Warburg Pincus, a registration statement with the SEC permitting the public offering of registrable securities. In addition, the Registration Rights Agreement grants Warburg Pincus the right to join the Company, or "piggyback", in certain circumstances, if the Company is selling its common stock in an offering at any time after its initial public offering. The Registration Rights Agreement also includes customary provisions dealing with indemnification, contribution and allocation of expenses.

Other Related-Party Transactions

        On January 1, 2013, pursuant to a revised aircraft use policy adopted by our board of directors, we entered into a Non-Exclusive Aircraft Lease Agreement (as amended, the "Aircraft Lease") with Lariat Ranch, the aircraft owner and an entity controlled by Mr. Foutch, for a term of one year, automatically renewable for subsequent one-year terms subject to the parties' termination rights. The Aircraft Lease was amended effective January 1, 2014 and again effective January 1, 2015. Under the Aircraft Lease in 2017, we leased an airplane owned by Lariat Ranch at a rate of $1,508.75 per flight hour, subject to quarterly redetermination by the parties, and are also responsible for all operating costs associated with our use of the aircraft, including flight crew costs and airport charges. Laredo incurred approximately $323,575 in expenses for the year ended December 31, 2017 for business trips pursuant to this policy. In connection with the Aircraft Lease, our board of directors adopted a revised aircraft use policy, which also covers our reimbursement of expenses related to flight training and certification of Mr. Foutch and other related expenses, that would otherwise have been paid by Lariat Ranch for use of Lariat Ranch's aircraft not directly related to Laredo's business, which are included under "All other compensation," in our "Summary compensation table" in the "—Summary Compensation" section above.

        Mr. Foutch and Company employees travel extensively for Company business, often on short notice and to areas that have limited access to direct commercial flights. Therefore, our board of directors has determined that the ability to have access when necessary to Lariat's dedicated aircraft is an efficient, safer and cost-effective option that is beneficial to us. Although Mr. Foutch is a fully qualified pilot with a single-pilot rating and has flown his aircraft solo for business while working for other companies in the past, we believe it is in our best interest to require the presence of a fully-licensed and qualified co-pilot with him, or two pilots, and certain specified safety and mechanical inspections to assure the airworthiness of the aircraft.

 ITEM TWO

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the board of directors has selected Grant Thornton LLP as the independent registered public accounting firm of the Company for 2018. Grant Thornton LLP has audited Laredo's consolidated financial statements since its inception in 2007.

        The board of directors is submitting the selection of Grant Thornton LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the board of directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the board of directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Grant Thornton LLP, the Audit Committee will reconsider the selection of that firm as the Company's auditors.

        The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's auditors. The stockholders' ratification of the appointment of Grant Thornton LLP does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

        The table below sets forth the aggregate fees billed to Laredo by Grant Thornton LLP, the Company's independent registered public accounting firm, for the last two fiscal years:

	2017	2016
Audit fees(1)	$565,000	$585,000
Tax fees(2)	17,250	35,455

Total	$582,250	$620,455

(1)
Audit fees represent fees for professional services provided in connection with: (a) the annual audit of Laredo's consolidated financial statements; (b) the review of Laredo's quarterly consolidated financial statements; and (c) review of Laredo's other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2017 and 2016.

(2)
Tax fees represent review of tax return and consultation on tax matters for the years ended December 31, 2017 and 2016.

        The Audit Committee Charter and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of Grant Thornton LLP's audit and tax services. Laredo's Audit Committee pre-approved 100% of the services described above under the captions "Audit fees" and "Tax fees" for the years ended December 31, 2017 and 2016.

        The Company expects that representatives of Grant Thornton LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE AUDITORS OF THE COMPANY FOR 2018.

ITEM THREE

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

        As required by Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking stockholder approval on an advisory, non-binding basis of the compensation of our named executive officers as disclosed in the section of this Proxy Statement titled "Executive Compensation." In this proposal, stockholders are being asked to vote on the following advisory resolution:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and the other narrative executive compensation disclosure in the Proxy Statement for our 2017 Annual Meeting of Stockholders."

        Stockholders are urged to read the "Executive Compensation" section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy, and to refer to the related executive compensation tables. The compensation of our named executive officers is based on a philosophy that ties a substantial portion of an executive's compensation to our attainment of financial and other performance measures that, our board of directors believes, promote the creation of long-term stockholder value and position our company for long-term success. As described more fully in the "Compensation Discussion and Analysis," the mix of fixed- and performance-based compensation, as well as the terms of restricted stock awards, stock option awards (awarded prior to 2018) and performance unit awards are designed to enable our Company to attract and retain top talent while, at the same time, creating a close relationship between our Company's performance and overall stockholder return and the named executive officers' compensation. Our Compensation Committee and board of directors believe that the philosophy of the program, and hence the compensation awarded to named executive officers under the current program, fulfills this objective.

        Although the vote is advisory and non-binding, our board of directors and Compensation Committee value the opinions that our stockholders express in their votes and will consider the voting results in connection with their ongoing evaluation of our compensation program.

        The affirmative "FOR" vote of a majority of the votes cast at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the advisory, non-binding basis of the compensation of our named executive officers.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 ITEM FOUR

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

        We are seeking a vote, on a non-binding advisory basis, regarding the frequency of the advisory vote on the compensation of our named executive officers as disclosed pursuant to the executive compensation disclosure rules of the SEC. Stockholders may vote to approve holding an advisory vote on the compensation of the Company's named executive officers every one, two or three years.

        Our board of directors recommends that the advisory vote to approve named executive officer compensation occur every year (annually). Our board of directors previously determined to hold an advisory vote on the compensation of the named executive officers every year until the next required advisory vote on the frequency of future advisory votes. Our board of directors believes this frequency is appropriate because we value stockholder input on executive compensation and believe that an annual advisory vote will provide us with regular input on important issues relating to executive compensation.

        When voting on this advisory vote on the frequency of the advisory vote on the compensation of our named executive officers, stockholders should understand that they are not voting "for" or "against" the recommendation of our board of directors to hold the advisory vote every year. Rather, stockholders will have the option to choose whether to approve holding future advisory votes on the compensation of our named executive officers every one, two or three years, or to abstain entirely from voting on the matter. The option that receives the most votes from stockholders will be considered by our board of directors as the stockholder's recommendation as to the frequency of future stockholder advisory votes on the compensation of the our named executive officers. However, the outcome of this vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers is advisory and will not be binding. Accordingly, our board of directors may choose to hold the advisory vote on the compensation of our named executive officers on a more or less frequent basis than the option recommended by stockholders. Nevertheless, our board of directors will review and consider the outcome of this vote when making its determination as to the frequency of future advisory stockholder votes on the compensation of our named executive officers.

        The frequency option ("ONE," "TWO," or "THREE" years) receiving a majority of the votes cast will be the option selected by the stockholders. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of a frequency of ANNUAL future advisory votes regarding executive compensation.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE ONE YEAR AS THE FREQUENCY WITH WHICH AN ADVISORY VOTE OCCURS ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

        Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2019 annual meeting of stockholders must submit their proposals so that they are received at our principal executive offices no later than the close of business on November 28, 2018, or, in the event the Company's 2019 annual meeting is advanced or delayed more than 30 days from the date of the Annual Meeting, within a reasonable time before the Company begins to print and mail the proxy materials for the 2019 annual meeting. As the SEC rules make clear, simply submitting a proposal does not guarantee that it will be included in the Company's proxy materials.

        In addition, stockholders who wish to introduce a proposal from the floor of the 2019 annual meeting of stockholders (outside the processes of Rule 14a-8), must submit that proposal in writing to the Company's Corporate Secretary at our principal executive offices no earlier than January 14, 2019 and no later than February 11, 2019, or, in the event the Company's 2019 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the Annual Meeting, not later than the later of (i) the 90th day before the 2019 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

        To be in proper form, a stockholder's notice must include the information required by our bylaws with respect to each proposal submitted. The Company may refuse to consider any proposal that is not timely or otherwise does not meet the requirements of our bylaws or the SEC's rules with respect to the submission of proposals. You may obtain a copy of our bylaws by submitting a request to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119.

        Directors may be nominated by the board of directors or by stockholders in accordance with the bylaws of the Company. The Nominating and Corporate Governance Committee will review all nominees for the board of directors, including proposed nominees of stockholders, in accordance with its charter. In evaluating the suitability of candidates, the board of directors and the Nominating and Corporate Governance Committee take into account many factors, including the nominee's judgment, experience, independence, character, business acumen and such other factors as the Nominating and Corporate Governance Committee concludes are pertinent in light of the current needs of the board of directors. The board of directors believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age. The Nominating and Corporate Governance Committee will select qualified nominees and review its recommendations with the board of directors, which will decide whether to invite the nominees to join the board of directors. When evaluating the suitability of an incumbent director for nomination or re-election, the board of directors and the Nominating and Corporate Governance Committee also consider the director's past performance, including attendance at meetings and participation in and contributions to the activities of the board of directors.

        The board of directors and the Nominating and Corporate Governance Committee believe they have achieved the sought after balance described above through the representation on the board of directors of members having experience in the oil and gas industry, accounting and investment analysis, among other areas. The board of directors and the Nominating and Corporate Governance Committee do not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

        In identifying potential director candidates, the board of directors and the Nominating and Corporate Governance Committee rely on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the board of directors and the Nominating and Corporate Governance Committee from time to time may engage a third-party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

        The board of directors and Nominating and Corporate Governance Committee will also consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2019 if that nomination is submitted in writing, between January 14, 2019 and February 11, 2019, or in the event the Company's 2019 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the Annual Meeting, not later than the later of (i) the 90th day before the 2019 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. In the event that the number of directors to be elected to the board of directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase made by the Company at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

        As set forth in the Company's bylaws, with respect to each such nominee, the following information must be provided to the Company with the written nomination:

  a)
  the nominee's name, address and age;

  b)
  the nominee's written consent to serve as a director if elected;

  c)
  the name and address of the nominating stockholder;

  d)
  the number of shares of each class and series of stock of the Company held by the nominating stockholder; and

  e)
  all other information required to be disclosed pursuant to Regulation 14A of the Exchange Act.

        Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a written representation and agreement that such person (i) is not and will not become a party to any voting agreement or compensation agreement that has not been disclosed to the Company or that could limit or interfere with the nominee's ability to comply with their fiduciary duties under applicable law and (ii) will comply with all of the Company's applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

        Written requests for inclusion of any stockholder proposal should be addressed to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

        Solicitation of proxies may be made over the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses.

STOCKHOLDER LIST

        In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Tulsa, Oklahoma, a list of the stockholders entitled to vote at the Annual Meeting.

        The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for 10 days before the Annual Meeting.

PROXY MATERIALS, ANNUAL REPORT AND OTHER INFORMATION

        The Company's 2017 Annual Report to Stockholders for the year ended December 31, 2017 is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD ON MAY 17, 2018

A COPY OF THE PROXY STATEMENT, THE PROXY CARD AND
THE 2017 ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE AT
http://materials.proxyvote.com/516806

        A copy of the 2017 Annual Report, as filed with the SEC, will be sent to any stockholder without charge upon written request. One copy of the Notice of Annual Meeting, this Proxy Statement and our 2017 Annual Report (the "Proxy Materials") will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. A copy of the Proxy Materials will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of the Proxy Materials was delivered. If two or more stockholders with a shared address are currently receiving only one copy of the Proxy Materials, then the stockholders may request to receive multiple packages in the future, or if a stockholder is currently receiving multiple packages of the Proxy Materials, then the stockholder may request to receive a single copy in the future. Such requests may be made by writing to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119 or by calling (918) 513-4570. The 2017 Annual Report is also available at the SEC's website in its EDGAR database at www.sec.gov.

 INTERNET AND PHONE VOTING

        Internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by Internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

        For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company's transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your proxy or voting instruction card to determine whether you can vote electronically or by phone.

SUBMIT A PROXY BY INTERNET—www.proxyvote.com

        For shares of stock that are registered in your name, you may vote by Internet or phone using the following procedures. To vote by Internet, please access www.proxyvote.com, and enter your 11 digit control number located in the upper right-hand portion of your proxy material. Votes submitted by Internet or phone must be received by 11:59 p.m., Eastern Time, on May 16, 2018. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

SUBMIT A PROXY BY PHONE—1-800-690-6903

        To vote by phone, please dial 1-800-690-6903 and enter your 11 digit control number located in the upper right-hand portion of your proxy material. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 16, 2018.

VOTE BY MAIL

        Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

        If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR, IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

Tulsa, Oklahoma

March 28, 2018

By Order of the Board of Directors,

Kenneth E. Dornblaser Senior Vice President, General Counsel and Corporate Secretary

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. LAREDO PETROLEUM, INC. 15 W. SIXTH STREET, SUITE 900 TULSA, OK 74119 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E41009-P02953 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. LAREDO PETROLEUM, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) James R. Levy Dr. Myles W. Scoggins Donald D. Wolf For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! ! ! ! 2. The ratification of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018. 3. Advisory vote to approve the compensation of the named executive officers. ONE YEAR ! TWO YEARS ! THREE YEARS ! The Board of Directors recommends you vote for ONE YEAR for proposal 4. ABSTAIN ! 4. Advisory vote on the frequency of future advisory votes on the compensation of named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! For address changes/comments, mark here. (see reverse for instructions) ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2017 Annual Report to Stockholders and Notice and Proxy Statement are available at www.proxyvote.com. E41010-P02953 LAREDO PETROLEUM, INC. Annual Meeting of Stockholders May 17, 2018 9:00 AM CDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Randy A. Foutch and Richard C. Buterbaugh as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all the shares of Common Stock of Laredo Petroleum, Inc. held of record by the undersigned on March 20, 2018, at the Annual Meeting of Stockholders to be held at the Bank of America Building, Lower Level, 15 West Sixth Street, Tulsa, Oklahoma 74119 on May 17, 2018 or any adjournment or postponement thereof. IF YOU SPECIFY A VOTE ON A PROPOSAL, YOUR PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED "FOR" PROPOSALS 1, 2, AND 3 AND "ONE YEAR" FOR PROPOSAL 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING TO BE VOTED ON, THE PROXY HOLDERS WILL VOTE, ACT AND CONSENT ON THOSE MATTERS IN THE DISCRETION OF THE PROXIES. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the 2017 Annual Report to Stockholders. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: